TERM NOTE

Principal Amount $20,562.00                            As of July 1, 1998


     FOR VALUE RECEIVED, MSP, INC., a Colorado Corporation ("Payor"), promises to pay to the order of MACE SECURITY INTERNATIONAL, INC. (the "Holder"), or at such address as Holder shall notify Payor in writing, the principal sum of TWENTY THOUSAND FIVE HUNDRED SIXTY TWO AND 00/100 DOLLARS ($20,562.00) together with interest thereon on the unpaid principal balance, payable as provided below.

     1. Interest. This Note shall bear interest at an adjusting rate of Prime plus one percent per annum, with Prime meaning the prime rates as quoted in the Wall Street Journal (New York edition). Interest shall be calculated based on 30 day months and a 360 day year. The rate shall be adjusted quarterly, on the last day of each fiscal quarter and shall be applicable for the quarter commencing the following day. The Prime rate in effect as of July 1, 1998 is nine percent (9%) per annum.

     2. Principal. Principal payments shall be made in equal monthly installments of five hundred seventy one and 17/100 dollars.

     3. Application of Payments. All payments under the Note when paid shall be applied first in reduction of costs and expenses, if any, next to the reduction of accrued and unpaid interest and the balance in reduction of principal.

     4. Prepayments. This Note may be prepaid in whole, or in part, at the option of Payor, at any time without penalty.

     5. Payments. Monthly payments of principal equal to five hundred seventy one and 17/100 dollars plus interest accrued on the unpaid principal amount since the last payment shall be paid to Holder at its principal executive offices on the first day of each month commencing January 1, 1999 and continuing on the like day of each month thereafter for a term of thirty six months through and including December 1, 2001, when all outstanding principal and all accrued and unpaid interest shall be due and payable. Interest on the unpaid principal balance from July 1, 1998 through December 31, 1998 of $1028.10 is due and payable on December 15, 1998.

     6. Late Charges. In the event that any payment required by this Note on account of the terms hereof, by acceleration, maturity, or otherwise, shall become overdue for a period in excess of ten(10) days a "late charge" of five cents($.05) for each dollar overdue may be charged by the holder for the purpose of defraying the expenses incident to handling such delinquent payment.

     7. Events of Default. The following shall constitute Events of Default under this Note:

     (i) Failure by Payor to make any payment required hereunder within ten
(10) days of the date when due;

     (ii) The sale of all or substantially all of the assets of the Payor;

     (iii) a change in control of the management of Payor, or the transfer or issuance of any shares of Payor;

     (iv) The liquidation and/or dissolution of the Payor;

     (v) If (A) the Payor shall have applied for or consented to the appointments of a custodian, receiver, trustee, or liquidator of all or a substantial part of its assets (any such entity hereafter being referred to as a "Receiver"); (B) a Receiver shall have been appointed with or without consent of the Payor; (C) the Payor shall have made or filed any of (1) general assignment for the benefit of creditors, or (2) a voluntary petition in bankruptcy, or (3) a petition or answer seek reorganization, or (4) any arrangement with creditors to take advantage of any insolvency law, or (5) an answer admitting the material allegations of a petition in bankruptcy, or other reorganization or insolvency proceeding, or (6) taken an action for the purpose of effecting any of the foregoing; (D) a petition in bankruptcy is filed against the Payor; or (E) an order for relief has been entered under the bankruptcy code, or an order, judgment or decree shall have been entered by any court of competent jurisdiction approving a petition seeking reorganization of the Payor or appointing a Receiver.

     8. Acceleration Upon Default. Upon the occurrence of an Event of Default, the entire unpaid principal balance of this Note, together with accrued interest and costs and expenses shall, at the option of Holder, immediately become due and payable immediately upon written demand of Holder.

     9. Cumulative Remedies; Waivers by Payor. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy above or otherwise available to the Holder under any security agreement executed in connection herewith or at law or in equity. Payor hereby waives presentment, demand for payment, protest and notice of dishonor of this Note and all other notices and demands.

     10. Non-Waiver. Failure to insist on the strict performance of any or all of the terms, provisions, and covenants contained in this Note shall not be construed as a waiver or relinquishment for the future of any term, provision or covenant herein.

     11. Collection Fees. If suit is brought to collect this Note or any part hereof while an Event of Default is continuing, Payor expressly agrees to pay all of Holder's costs and expenses of collection, including reasonable attorney's fees.

     12. Governing Law. This Note shall be governed by, and interpreted in accordance with the laws of the State of Vermont without regard to its principles of conflicts of laws. The parties hereto consent to the jurisdiction of the State of Vermont, and agree that any action arising out of or relating to this Note shall be litigated in the State of Vermont.

     13. Miscellaneous. This Note shall inure to the benefit of transferees and assigns of the Holder. The obligations of Payor under this Note may not be transferees, assigned or delegated.

     IN WITNESS WHEREOF, Payor has caused this Note to be duly executed and delivered by its proper officers the day and year first above written.


                                                     MSP, Inc.

                                                     By: /s/ Howard Edelman
                                                         ------------------
                                                     Name: Howard Edelman
                                                     Title: CEO



The undersigned, Howard Edelman, guarantees all principal and interest and other obligations under this Note.

/s/ Howard Edelman                                   Howard Edelman

EMPLOYMENT AGREEMENT

     This Agreement made, effective as of September 1, 1998, by and between MACE SECURITY INTERNATIONAL, INC., a Delaware corporation with a principal place of business at 160 Benmont Avenue, Town of Bennington, County of Bennington and State of Vermont ("Employer" or "Company"), and JON E. GOODRICH, of the Town of Bennington, County of Bennington and State of Vermont ("Employee").

     In consideration of the mutual covenants and promises of the parties to this Agreement, and in consideration of the services rendered by the Employee prior to the effective date of this Agreement, Employer and Employee agree as follows:

SECTION ONE
EMPLOYMENT

     Employer employs Employee in an executive capacity as President and Chief Executive Officer, and Employee accepts such employment with Employer subject to the terms and conditions of this Agreement.

SECTION TWO
TERM OF EMPLOYMENT

     This Agreement and the employment under this Agreement shall commence on the effective date stated above, and continue until August 31, 1999, provided, however, that this Agreement and Employee's employment with Employer, shall terminate immediately upon the purchase, lease or license by Employee of any operating division of Employer, but specifically excluding any assignment of the lease or the option to purchase the South Wing at the Company's headquarters in Bennington, Vermont and any assignment of the lease or the right to purchase the Center and North Wings of the Company's headquarters in Bennington, Vermont.

SECTION THREE
DUTIES OF EMPLOYEE

     Employee shall serve Employer faithfully, to the best of his ability, under the direction of the Board of Directors of Employer. Employee will devote all of his time, energy, and skill during regular business hours doing such employment. Employee shall perform such services and act in such executive as the Board of Directors of Employers shall direct. Employee shall not engage in employment for any other company.

SECTION FOUR
NON-COMPETE/SHAREHOLDER VOTES

     Should employee voluntarily leave the employment of Employer or should his employment be terminated as a result of disability, by action of the Board of Directors for cause or as a result of the acquisition by Employer of any Operating Asset, then he shall be prohibited for a period of two (2) years from the termination date from competing with Employer, either directly or indirectly, in the business of Employer, as such business is conducted on the date of termination or at any time during the two (2) year period following termination; provided that, if Employer's employment is terminated as a result of Employee's acquisition of any Operating Division, employee may compete with Employer to the extent, and only to the extent, of operating the acquired Operating Division. The determination of whether acts or omissions constitute cause shall be made by the Board of Directors, in good faith.

     Nothing herein shall be deemed to restrict Employee's ability to vote and sell or transfer his shares of the Company's common stock in opposition to recommendations of the Board.

     Nothing herein will limit or restrict Employee's ability to vote in any manner as a Board member, so long as he remains a Board member.

     Employee will not, at any time (including during and after termination of his employment for any reason), other than for the benefit of Employer, exploit, publish or disclose any non-public, confidential or proprietary information or trade secrets relating to the business or Employer except in pursuit of his duties hereunder, as required by law, or to Employer's Board of Directors. All documents and copies thereof containing any of the same in the possession of Employee shall be and remain the property of employer, and shall be surrendered to Employer upon termination of Employee's employment.

     During the term of this Agreement and for two (2) years form the termination date of Employee's employment for any reason: (i) the Employee will not solicit any of Employer's clients for the purpose of interfering with Employer's past, present or future business relationship with such clients; (ii) the Employee will not solicit or attempt to solicit any of Employer's officers or managers (which shall include all persons who were officers or managers at any time within sixty (60) days prior to the date of Employee's termination).

SECTION FIVE
COMPENSATION

     Employee's annual compensation shall consist of (a) a salary of $125,000; and (b) participation in all benefit plans available to the Company's employees generally. Employee shall be reimbursed for such reasonable and necessary business expenses as are approved by the Board of Directors.

SECTION SIX
EMPLOYER'S OBLIGATIONS UPON TERMINATION

     If during the term of this Agreement, Employer terminates this Agreement without cause (as determined by the Board of Directors in good faith), Employer shall nevertheless continue the salary payments provided in Section 5 (a) of this Agreement for the remaining term of this agreement.

SECTION SEVEN
EMPLOYER'S OBLIGATION ON TERMINATION OF
EMPLOYMENT BY EMPLOYEE, OR FOR CAUSE OR
AS A RESULT OF ACQUISITION OF OPERATING ASSETS

     If, during the term of this Agreement, Employee should resign, die, become disabled or be terminated by the Board of Directors for cause (as determined by the Board in good faith) or his employment shall be terminated as a result of Employee's acquisition of any Operating Division, then Employer's obligation to make the payments provided for in this Agreement shall cease as of the date of termination; provided that all payments for periods prior to termination must be paid by Employer.

SECTION EIGHT
RELEASE

     Employee hereby releases Employer and its affiliates from any liability or obligation under any prior employment agreements. Nothing herein will be deemed to be a release by Employer of any of Employee's obligations to Employer under prior employment agreements, including but not limited to the non- compete provisions.

SECTION NINE
ARBITRATION

     Any differences, claims, or matters in dispute arising between Employer and Employee out of or connected with this Agreement shall be submitted to arbitration consistent with the rules of the American Arbitration
Association.

SECTION TEN
ATTORNEY'S FEES

     In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to al of the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees.

SECTION ELEVEN
GOVERNING LAW

     It is understood that this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Vermont.

SECTION TWELVE
ENTIRE AGREEMENT

     This Agreement shall constitute the entire Agreement between the parties and any prior understandings or representation of any kind preceding the date of this Agreement shall not be binding.

SECTION THIRTEEN
MODIFICATION OF THIS AGREEMENT

     Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

SECTION FOURTEEN
NOTICES

     Any notice provided for or concerning this Agreement shall be in writing and be deemed sufficiently given when sent by certified or registered mail if sent to the respective addresses of each party as set forth at the beginning of this Agreement, or at such other address as may hereafter be furnished by either party to the other.

SECTION FIFTEEN
PARAGRAPH HEADINGS

     The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

SECTION SIXTEEN
WAIVER

     No waiver by either party of any failure or refusal by the other party to comply with its or his obligations hereunder, shall be deemed a waiver of any other or subsequent failure or refusal of a similar or different kind.

IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed on this 18th day of September, 1998.

                     MACE SECURITY INTERNATIONAL, INC.

                     By: /s/ Marvin P. Brown

                     By: /s/ Jon E. Goodrich
                             Jon E. Goodrich

                             EMPLOYMENT AGREEMENT

         This Agreement made, effective as of September 17, 1998, by and between Mace Security International, Inc., a Delaware corporation with a principal place of business at 160 Benmont Avenue, Town of Bennington, County of Bennington and State of Vermont ("Employer" or "Company"), and MARK A. CAPONE, of the Town of Bennington, County of Bennington and State of Vermont ("Employee").

         In consideration of the mutual covenants and promises of the parties to this Agreement, and in consideration of the services rendered by the Employee prior to the effective date of this Agreement, Employer and Employee agree as follows:

                                 SECTION ONE

                                  EMPLOYMENT

         Employer employs Employee in an executive capacity as Vice President Finance, Chief Financial Officer and Treasurer, and Employee accepts such employment with Employer subject to the terms and conditions of this Agreement.

                                 SECTION TWO

                              TERM OF EMPLOYMENT

         This Agreement and the employment under this Agreement shall commence on the effective date stated above, and continue until August 31, 1999.

                                SECTION THREE

                              DUTIES OF EMPLOYEE

         Employee shall serve Employer faithfully, to the best of his ability, under the direction of the Board of Directors of Employer. Employee will devote all of his time, energy, and skill during regular business hours doing such employment. Employee shall perform such services and act in such executive capacity as the Board of Directors of Employer shall direct. Employee shall not engage in employment for any other company.

                                 SECTION FOUR

                        NON-COMPETE/SHAREHOLDER VOTES

         Should employee voluntarily leave the employment of Employer or should his employment be terminated as a result of disability or by action of the Board of Directors for cause, then he shall be prohibited for a period of two (2) years from the termination date from competing with Employer, either directly or indirectly, in the business of Employer, as such business is conducted on the date of termination or at any time during the two (2) year period following termination. The determination of whether acts or omissions constitute cause shall be made by the Board of Directors, in good faith.

         Nothing herein shall be deemed to restrict Employee's ability to vote and sell or transfer his shares of the Company's common stock in opposition to recommendations of the Board.

         Employee will not, at any time, other than for the benefit of Employer, exploit, publish or disclose any non-public, confidential or proprietary information or trade secrets relating to the business of Employer except in pursuit of his duties hereunder, as required by law, or to Employer's Board of Directors. All documents and copies thereof containing any of the same in the possession of Employee shall be and remain the property of Employer, and shall be surrendered to Employer upon termination of Employee's employment.

         During the term of this Agreement and for two (2) years from the termination date of Employee's employment: (i) the Employee will not solicit any of Employer's clients for the purpose of interfering with Employer's past, present or future business relationship with such clients; (ii) the Employee will not solicit or attempt to solicit any of Employer's officers or managers (which shall include all persons who were officers or managers at any time within sixty (60) days prior to the date of Employee's termination).

                                 SECTION FIVE

                                 COMPENSATION

         Employee's annual compensation shall consist of (a) a salary of $80,000; and (b) participation in all benefit plans available to the Company's employees generally. Employee shall be reimbursed for such reasonable and necessary business expenses as are approved by the Board of Directors or Chief Executive Officer.

                                 SECTION SIX

                   EMPLOYER'S OBLIGATIONS UPON TERMINATION

         If during the term of this Agreement, Employer terminates this Agreement without cause, as determined by the Board of Directors in good faith, Employer shall continue the salary payments provided in Section 5(a) of this Agreement for the remaining term of this agreement.

                                SECTION SEVEN

                   EMPLOYER'S OBLIGATION ON TERMINATION OF
                            EMPLOYMENT BY EMPLOYEE

         If, during the term of this Agreement, Employee should resign, die, become disabled or be terminated by the Board of Directors for cause (as determined by the Board in good faith), then Employer's obligation to make the payments provided for in this Agreement shall cease as of the date of termination; provided that all payments for periods prior to termination must be paid by Employer.

                                SECTION EIGHT

                                   RELEASE

         Employee hereby releases Employer and its affiliates from any liability or obligation under any prior employment agreements. Nothing herein will be deemed to be a release by Employer of any of Employee's obligations to Employer under prior employment agreements, including but not limited to the non-compete provisions.

                                 SECTION NINE

                                 ARBITRATION

         Any differences, claims, or matters in dispute arising between Employer and Employee out of or connected with this Agreement shall be submitted to arbitration consistent with the rules of the American Arbitration Association.

                                 SECTION TEN

                               ATTORNEY'S FEES

         In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all of the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees.

                                SECTION ELEVEN

                                GOVERNING LAW

         It is understood that this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Vermont.

                                SECTION TWELVE

                               ENTIRE AGREEMENT

         This Agreement shall constitute the entire Agreement between the parties and any prior understandings or representation of any kind preceding the date of this Agreement shall not be binding.

                               SECTION THIRTEEN

                        MODIFICATION OF THIS AGREEMENT

         Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

                               SECTION FOURTEEN

                                   NOTICES

         Any notice provided for or concerning this Agreement shall be in writing and be deemed sufficiently given when sent by certified or registered mail if sent to the respective addresses of each party as set forth at the beginning of this Agreement, or at such other address as may hereafter be furnished by either party to the other.

                               SECTION FIFTEEN

                              PARAGRAPH HEADINGS

         The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

                               SECTION SIXTEEN

                                    WAIVER

         No waiver by either party of any failure or refusal by the other party to comply with its or his obligations hereunder, shall be deemed a waiver of any other or subsequent failure or refusal of a similar or different kind.

         IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed on this 17 day of September, 1998.

                      MACE SECURITY INTERNATIONAL, INC.

                                           By: /s/ Marvin P. Brown

                                           By: /s/ Mark A. Capone

                                              Mark A. Capone

                             SETTLEMENT AGREEMENT

     THIS AGREEMENT (the "Agreement") is made this 2nd day of December, 1998 ("Closing Date"), between Mace Security International, Inc, a Delaware corporation (the "Lender"), and MSP Retail, Inc., a Colorado corporation (the "Borrower").

                                   RECITALS

     A. The Borrower owns certain personal property (as more specifically described at paragraph 1 of this Agreement and hereafter called the "Assets").

     B. To evidence and secure payment of the following demand notes:

        Date          Rate      Amount

        ---------     -----     ----------
        10/20/97      9.75%     $25,000.00
        ---------     -----     ----------
        11/14/97      9.75%     $37,000.00
        ---------     -----     ----------
        01/27/98      10.0%     $10,000.00
        ---------     -----     ----------
        06/26/98      10.0%     $ 8,000.00
        ---------     -----     ----------
        09/23/98      10.0%     $ 9,000.00
        ---------     -----     ----------
                                $89,000.00

        (collectively "Demand Notes"), as well as other promissory notes, the Borrower executed a Security Agreement in favor of Lender ("Security Agreement"). The Demand Notes and Security Agreement hereafter called the "Loan Documents."

     C. The Borrower defaulted in performing the Borrower's obligations under the Demand Notes by failing to pay the principal and interest required by the Demand Notes.

     D. The Borrower has determined that the fair market value of the Assets is less than the amount of the Demand Notes.

     E. The Borrower has requested that the Lender resolve the default by the Borrower under the Loan Documents by agreeing to accept a conveyance of the Assets to the Lender in return for satisfaction of the Demand Notes in accordance with the terms and conditions set forth in this Agreement.

     IN CONSIDERATION of the mutual agreements herein contained, the benefits to be derived by the parties therefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Conveyances to the Lender.   The Borrower agrees to convey the Assets
        to the Lender absolutely and free from any right of redemption or other right or interest of the Borrower or any party claiming by or through the Borrower, which conveyance will specifically include the following personal property comprising the Assets: all furniture, fixtures, appliances, equipment, inventory, supplies and other personal property as set forth on the Schedule of Assets that is attached hereto as Exhibit A and made a part hereof by reference.

     2. Consideration.   Subject to the satisfaction by the Borrower of the
        Lender Conditions (as hereafter defined), the Lender agrees to accept the conveyance of the Assets to the Lender in full, final and complete settlement, accord and satisfaction of the Demand Notes. The Borrower agrees to convey the Assets to the Lender in consideration of such accord and satisfaction.

     3.1 Closing.

            3.1 Borrower's Deliveries.   On the Closing Date, the Borrower will
                deliver or cause to be delivered to the Lender a Bill of Sale for the Assets in the form attached hereto as Exhibit B and made a part hereof by reference.

            3.2 Lender's Deliveries.   On the Closing Date, the Lender will
                deliver to the Borrower copies of the Demand Notes and Security Agreement bearing the following legend on the face thereof:
                "This instrument is subject to the terms of a certain Settlement Agreement dated December 2, 1998 between Mace Security International, Inc. and MSP Retail, Inc."

            3.3 Possession.   Possession of the Assets will be delivered by the
                Borrower to the Lender on the Closing Date.

     4. Lender Conditions. The Lender's obligation to perform this Agreement will, in addition to any other conditions set forth herein, be conditioned and contingent on the satisfaction by the Borrower or waiver by the Lender of all of the following conditions (the "Lender Conditions") on the Closing Date:

            4.1 Borrower Deliveries.   The Borrower shall have delivered to the
                Lender all of the documents, the Assets and other items required by paragraphs 3.1 and 3.3 of this Agreement.

            4.2 Borrower Agreements.   The Borrower shall have performed each
                and all of the Borrower's agreements set forth at paragraph 5 of this Agreement.

     5. Borrower Agreements.   The Borrower agrees to perform or cause to be
        performed the following agreements:

            5.1 Cooperation.   After the Closing Date, the Borrower will
                assist the Lender in an orderly transfer of the Assets.

            5.2 Voluntary Agreement.   The Borrower is fully aware of the terms
                contained in this Agreement and has voluntarily and without coercion or duress of any kind entered into this Agreement and the documents executed in connection with this Agreement.

            5.3 Third Party Obligations.   The Borrower agrees that the
                acceptance by the Lender of ownership of the Assets pursuant to the terms of this Agreement will not create any obligations on the part of the Lender to third parties which might have claims of any kind whatsoever against the Borrower or the Assets and that the Lender does not assume or agree to discharge any liabilities pertaining to the Assets which originated prior to the Closing Date. No person not a party to this Agreement will be a third party beneficiary of any term contained in this Agreement or acquire any rights hereunder.

            5.4 Absolute Transfer.   The Borrower agrees that: (a) the
                transfer of the Assets to the Lender pursuant to the terms of this Agreement is an absolute transfer of all the Borrower's right, title and interest in and to the Assets in fact as well as in form subject only to the Loan Documents; (b) the Bill of Sale and other transfer documents are not intended to be a security instrument of any kind; (c) the consideration for the transfer is exactly as recited in this Agreement; and (d) after the Closing Date, the Borrower will have no further interest (including rights of redemption or other rights under Article
                9 of the Uniform Commercial Code) or claims in, to or against the Assets or to the proceeds or profits that might be derived therefrom.

            5.5 Indemnification.   The Borrower agrees to indemnify and hold
                the Lender harmless from and against any and all liabilities, claims, demands, losses, damages, costs and expenses (including, without implied limitation, reasonably attorneys' fees and litigation expenses), actions or causes of action, arising out of or relating to any breach of any covenant or agreement or the incorrectness or inaccuracy of any representation and warranty of the Borrower contained in this Agreement or contained in any other document delivered to the Lender by the Borrower, or any party acting by or on behalf of the Borrower.

     6. Conditions Subsequent.   The Release to be delivered by the Lender in
        accordance with paragraph 8 of this Agreement will be void ab initio and will be of no force or effect if any one or more of the events described at paragraphs 6.1 through 6.3 of this Agreement occurs. On the occurrence of such event, the Lender will have the right to unilaterally reinstate the obligations of the Borrower under the Loan Documents and abrogate the Release by service of written notice to the Borrower. On the exercise of such right by the Lender, the Lender will be entitled to exercise all of the Lender's rights and remedies under the Loan Documents, at law or in equity. The conditions subsequent are as follows:

            6.1 Litigation.   The Borrower or any person claiming by or
                through the Borrower ever commence, join in, assist, cooperate in or participate as an adverse party or as an adverse witness (subject to compulsory legal process which requires testimony) in any suit or other proceeding against the Lender or any person named by the Lender in the Release (a "Released Lender Party") relating to the Demand Notes the Loan Documents, this Agreement, the Assets or the conveyance of the Assets by the Borrower to the Lender; or

            6.2 Avoidance.   The Bill of Sale or any other document evidencing
                a transfer of any part of the Assets to the Lender is ever rendered void or rescinded by operation of law, or by order of any state or federal court of competent jurisdiction by reason of an order arising out of any claim or proceeding initiated or commenced in favor of, against, on behalf of, or in concert with, directly or indirectly, the Borrower or any person claiming by or through the Borrower; or

            6.3 No Release.   The release of any Released Lender Party is
                ever rendered void, rescinded or adjudicated unenforceable by operation of law or by order of any state or federal court of competent jurisdiction, by reason of an order arising out of any claim or proceeding initiated or commenced in favor of, against, on behalf of, or in connection with, directly or indirectly, the Borrower or any person claiming by or through the Borrower.

     7. No Merger.   The parties acknowledge and agree that notwithstanding the
        Release contemplated by this Agreement, all of the Loan Documents will remain in full force and effect after the transactions contemplated by this Agreement have been consummated.

     8. Mutual Releases.

            8.1 Release of Lender Parties.  Effective on the Closing Date and
                only if the transactions contemplated by the Settlement Agreement are consummated, the Borrower hereby releases, acquits and forever discharges the Lender and the Lender's subsidiaries, affiliates, officers, directors, agents, employees, shareholders, servants, attorneys and representatives, as well as the respective heirs, personal representatives, successors and assigns of any and all of them (hereafter collectively called the "Released Lender Parties') from any and all loss, damages, claims, demands, debts, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets against the Indebtedness and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, which the Borrower ever had, now has, or might hereafter have against the Released Lender Parties, jointly or severally, for or by reason of any matter, cause or thing whatsoever occurring prior to the Closing Date, which relates to, in whole or in part, directly or indirectly to the Demand Notes and Security Agreement; EXCEPTING ONLY the obligations of the Lender to perform the terms of the Settlement Agreement and the documents delivered pursuant to the Settlement Agreement. In addition, the Borrower agrees not to commence, join in, prosecute or participate in any suit or other proceeding in a position which is adverse to any of the Released Lender Parties arising directly or indirectly from any of the foregoing matters.

            8.2 Release of Borrower Parties.   Effective on the Closing Date
                and only if the transactions contemplated by the Settlement Agreement are consummated, the Lender does hereby release, acquit and forever discharge the Borrower and the Borrower's officers, directors, agents, employees, servants, shareholders, attorneys and representatives, as well as the respective heirs, personal representatives, successors and assigns of any and all of them (hereafter collectively called the "Released Borrower Parties") from any and all loss, damages, claims, demands, debts, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses and liabilities of any kind or character whatsoever, known or unknown, suspected or unsuspected, in contract or in tort, at law or in equity, which the Lender ever had, now has, or might hereafter have against the Released Borrower Parties, jointly or severally, for or by reason of any matter, cause or thing whatsoever occurring prior to the Closing Date which relates to, in whole or in part, directly or indirectly the Demand Notes and Security Agreement; EXCEPTING ONLY the obligations of the Borrower to perform the terms of the Settlement Agreement.

     9. Miscellaneous.   It is further agreed as follows:

            9.1 Entire Agreement.   This Agreement constitutes the entire and
                final agreement between the parties and there are no agreements, understandings, warranties or representations between the parties except as set forth herein. This Agreement supersedes, in all respects, all other prior written or oral agreements between the parties relating to the subject matter of this Agreement and there are no agreements, understandings, warranties or representations between the Lender and the Borrower except as set forth in this Agreement or the documents to be delivered by the parties on the Closing Date.

            9.2 Binding Effect.   This Agreement will inure to the benefit of
                and bind the respective successors and permitted assigns of the parties.

            9.3 Severability.   If any clause or provision of this Agreement is
                determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible and be legal, valid and enforceable.

            9.4 Counterpart Execution.   This Agreement may be executed in
                counterparts, each of which will be deemed an original document, but all of which will constitute a single document. This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each party and a copy thereof delivered to the other party to this Agreement. Facsimile signatures shall be treated as original signatures.

            9.5 Governing Law.   This Agreement will be interpreted and
                construed under the internal laws of the State of Vermont. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach thereof, will be decided by proceedings instituted and litigated in the court of competent jurisdiction sitting in the state of Vermont.

            9.6 Survival.   All representations, warranties and covenants of
                the Borrower and the Lender contained in this Agreement and in the documents to be delivered by the Borrower on the Closing Date will survive the Closing Date, the closing of the transfer of the Assets and the other transactions contemplated by this Agreement.

            9.7 Amendment.   Neither this Agreement nor any of the provisions
                hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     EXECUTED as of the date first above written.

                                     MACE SECURITY INTERNATIONAL, INC.

                                     By: /s/ Mark A. Capone
                                        ------------------------------
                                     Title: CFO
                                           ---------------------------

                                     MSP RETAIL, INC.

                                     By: /s/ Howard Edelman
                                        ------------------------------
                                     Title: CEO
                                           ---------------------------

                               MERGER AGREEMENT

                                   BETWEEN

                      MACE SECURITY INTERNATIONAL, INC.

                                     And

                             The Shareholders of

                         AMERICAN WASH SERVICES, INC.

                              TABLE OF CONTENTS

                                                            PAGE

RECITALS................................................     1

ARTICLE I ACQUISITION; CLOSING..........................     1


ARTICLE II TITLE INSURANCE..............................     4

ARTICLE III REPRESENTATIONS AND WARRANTIES
   OF THE SELLERS.......................................     5

ARTICLE IV REPRESENTATIONS AND WARRANTIES
   OF THE PURCHASER ....................................    18

ARTICLE V ADDITIONAL AGREEMENTS OF SELLERS .............    18

ARTICLE VI ADDITIONAL AGREEMENTS OF PURCHASER ..........    22

ARTICLE VII CONDITIONS OF PURCHASER ....................    23

ARTICLE VIII CONDITIONS OF SELLERS......................    24

ARTICLE IX INDEMNIFICATION .............................    25

ARTICLE X OTHER PROVISIONS..............................    28

                        SECTION OF DISCLOSURE SCHEDULE

ATTACHED TO THIS AGREEMENT

1.3(c)   Plan of Merger
1.6(c)   Purchaser Opinion Letter
1.6(d)   Registration Rights Agreement
1.7(f)   Release
1.7(h)   Sellers Opinion Letter

ATTACHED AS PART OF DISCLOSURE BINDER

1.3(b)   Stock Allocation
2.2      Permitted Exceptions
3.6      Real Property Interests
3.6(a)   Exceptions to governmental compliance
3.6(b)   Exceptions to lawful use of the Property
3.6(c)   Exceptions to conduct in compliance with Applicable laws
3.6(e)   Litigation or administrative proceedings for environmental violations
3.6(f)   Definition of "Hazardous Materials" and Environmental Conditions
3.6(h)   Mechanic's liens
3.6(j)   Exceptions to proceedings which would affect use of the Property
3.7(a)   List of Company's Leased Personalty and Permitted Encumbrances
3.10     Fiscal Condition of Company
3.11     Tax Deficiencies
3.12     Insurance Policies, etc.
3.13(a)  Employment Agreements
3.13(b)  Employee Information
3.13(c)  Employee Benefit Plans, Funds or Programs
3.14(a) Exceptions to Company's operation in compliance with laws, etc. 3.14(b) Exceptions relating to environmental issues and liability
3.14(c)  Notices of Violation
3.16     Exceptions to right of Sellers and Company to enter this Agreement
3.17     Transaction Intermediaries 3.19 Investments in Competing Companies
3.22     List of Litigation and Summaries

                               MERGER AGREEMENT

     This Merger Agreement ("Agreement") is made as of March 26, 1999, by and between Louis D. Paolino, Jr. and Red Mountain Holding, Ltd. ("Shareholders") on the one hand, and Mace Security International, Inc. ("Purchaser") on the other hand.Shareholders may sometimes be referred to as "Sellers" in this Agreement.

                                   RECITALS

     The Shareholders are the owners of all of the outstanding shares of stock ("Company Shares") of American Wash Services, Inc. (the "Company"), which is in the business of operating a car wash company (the "Business") throughout the United States. The Company, through a wholly-owned subsidiary, owns and/or operates certain car wash locations ("Business") and has entered into two contracts to purchase additional multi-location car wash businesses ("Acquisition Contracts"). Purchaser owns all of the outstanding stock of Mace Anti Crime Bureau, Inc. ("Subsidiary"). In accordance with the provisions of this Agreement, the parties desire to merge Company into Subsidiary in exchange for common stock of Purchaser, all on the terms contained herein. The parties intend that the transactions contemplated hereby qualify as a reorganization, within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.

     Throughout this Agreement various Schedules are referenced as being attached to this Agreement. Notwithstanding the fact that all Schedules are referred to as being attached to this Agreement, some of the Schedules are not attached but instead appear in a Disclosure Binder prepared by the Sellers. The Disclosure Binder is organized under subheadings which correspond to the various Schedules described in this Agreement. For purposes of identification, the Disclosure Binder has been identified by the parties by a written statement executed by the parties and appearing as the first page of the Disclosure Binder. For purposes of this Agreement, a disclosure by Sellers of any fact on a Schedule shall be deemed a disclosure on every Schedule of Sellers to the extent such disclosure properly could have been made thereon but was not made, provided a cross-reference thereon sets forth the Schedule where disclosure is made.

                                  ARTICLE I
                             Acquisition; Closing

     Section 1.1 Incorporation of Recitals.   The recitals set forth above are
incorporated herein by reference and are a part of this Agreement.

     Section 1.2 Time and Place for Closing.   Closing under this Agreement
shall take place within fifteen days of the conditions set forth in Article VII and Article VIII being satisfied or waived, time being of the essence, at the offices of Company, 1000 Crawford Place, Suite 400, Mount Laurel, New Jersey, or such other place as the parties hereto may agree upon. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing." The exact Closing Date shall be established by a written notice sent by Purchaser to Sellers.

     Section 1.3 Merger; Consideration.

     (a) At the Closing, pursuant to the provisions of the General Corporation Law of Delaware, effective on the Closing Date, Company shall be merged with Subsidiary, with the survivor of the merger being Subsidiary. At the Closing, (i) the outstanding common stock of Company shall be automatically converted into the common stock of Subsidiary and delivered to Purchaser, (ii) all of the Company Shares previously outstanding shall be delivered to Purchaser, and (iii) Purchaser shall deliver to Sellers (1) immediately available funds in the amount of Four Million Six Hundred Eighty Seven Thousand Five Hundred and 00/100 Dollars ($4,687,500.00), plus (2) Six Hundred Twenty Eight Thousand Three Hundred Sixty Two (628,362) shares of unregistered shares of Purchaser's common stock, par value $.01 per share (the " Mace Stock").

     (b) The Mace Stock shall be allocated in the same proportions that the Sellers own shares in the Company, as set forth on Schedule 1.3(b).

     (c) At Closing, Subsidiary and Company shall execute the certificate of merger attached hereto as Schedule 1.3(c) ("Certificate of Merger"), and the parties shall file the Certificate of Merger with the Secretary of State of Delaware.

     Section 1.4 Closing.   Following execution of this Agreement, Purchaser
and Sellers shall be obligated to conclude the transaction strictly in accordance with its terms within fifteen (15) days after the conditions of Closing set forth in Article VII and Article VIII have been satisfied or waived, time being of the essence. If the failure to conclude this transaction is due to the refusal and failure of Sellers to perform their obligations under this Agreement, Purchaser may seek to enforce this Agreement with an action of specific performance, in addition to, and not in limitation of, any other rights and remedies available to the Purchaser under this Agreement, or at law or in equity, including, without limitation an action to recover their actual damages resulting from the default of Sellers. If the failure to conclude this transaction is due to the refusal and failure of Purchaser to perform its obligations under this Agreement, Sellers may, in addition to and not in limitation of any other rights and remedies available to the Sellers under this Agreement, or at law or in equity, bring legal action to recover their actual damages resulting from the default of Purchaser.

     Section 1.5 Termination.   This Agreement and the transactions
contemplated hereby may be terminated at any time prior to the Closing Date:

     (a) by mutual written agreement of Purchaser and the Sellers;

     (b) by the Sellers, or by Purchaser, in the event Purchaser or the Sellers, as applicable, makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement, and fails to cure such misrepresentation or breach within ten (10) business days from the date of written notice of the existence of such misrepresentation or breach; or

     (c) by the Sellers or Purchaser, if the Closing shall not have occurred by July 31, 1999, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligation to close as set forth at Article VII or VIII hereof, as applicable (through no fault or breach by the terminating party).

     All terminations shall be exercised by sending the other parties a written notice of the termination. In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that this Section 1.5, Article IX, Section 10.1,
Section 10.2 and Section 10.17 shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement shall not limit, waive or prejudice the remedies available to the parties, at law or in equity, for a breach of this Agreement.

     Section 1.6 Deliveries by Purchaser.   At the Closing, Purchaser shall
deliver, all duly and properly executed (where applicable):

     (a) The Mace Stock due on the Closing Date, as provided in Section 1.3 above to be delivered to the Sellers;

     (b) Immediately available funds in the amount of Four Million Six Hundred Eighty Seven Thousand Five Hundred and 00/100 Dollars ($4,687,500.00) as provided in Section 1.3 above to be delivered to Sellers;

     (c) A copy of the resolutions of the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and each other agreement to be executed in connection herewith (collectively, the "Collateral Documents") and the consummation of the transactions contemplated herein, certified by the secretary of Purchaser;

     (d) A favorable opinion from counsel for Purchaser, dated the day of the Closing, in form and substance as attached hereto as Schedule 1.6(c);

     (e) Two assignable warrants to purchase an aggregate of 1,575,000 shares of Purchaser's common stock, par value $.01 per share ("Common Stock") with a term of 64 months, exercisable 120 days following the Closing hereunder, with an exercise price of $1.375 (the "1,575,000 Warrants"), shall be issued for 1,500,000 shares to Louis Paolino and 75,000 shares to Robert Kramer;

     (f) An assignable warrant to purchase 250,000 shares of Common Stock with a term of 64 months, exercisable 120 days following the Closing hereunder, with an exercise price of $2.50 (the "250,000 Warrant"), shall be issued to Louis Paolino;

     (g) Evidence that a certificate of name change of Subsidiary has been filed with the Secretary of State of the State of Delaware, which name shall be reasonably acceptable to Sellers.

     Section 1.7 Deliveries by Sellers.   At the Closing, each of the Sellers,
as applicable, shall deliver to Purchaser, all duly executed, the following:

     (a) Duly executed certificates in valid form evidencing all of the Company Shares owned by each Seller, duly endorsed in blank or accompanied by duly executed stock powers attached or otherwise executed in the presence of authorized representatives of Purchaser;

     (b) The written resignations of all officers and directors of the Company as of the time of Closing, if required by Purchaser;

     (c) A certified copy of resolutions of the directors of the Company and the Shareholders authorizing the execution and delivery of this Agreement and each of the Collateral Documents;

     (d) The Certificate described at Section 7.1;

     (e) A release from each Seller, in a form and substance attached as
Schedule 1.7(e);

     (f) A favorable opinion from counsel for Purchaser, dated the day of the Closing, in form and substance as attached hereto as Schedule 1.7(g);

     (g) The books and records of the Company, including, without limitation, all original financial and operating records, the corporate minute book and seal, the corporate stock ledger, and all title documents; and

     (h) Other documents and instruments required by this Agreement, if any.

                                  ARTICLE II
                               Title Insurance

     Section 2.1 Owners Title Policy.   The Company is foreclosing upon the
assets and real property utilized in operating car washes at Flourtown and Norristown, Pennsylvania ("Foreclosure Real Property"). The Company owns the real property utilized in operating a car wash in Berlin, New Jersey ("Owned Real Property"). The Company leases the real property utilized in operating car washes at Bryn Mawr and West Chester, Pennsylvania, and Cherry Hill, New Jersey ("Leased Real Property"). If the Company has completed foreclosure on the Foreclosure Real Property by Closing, the Company shall own, with respect to the Foreclosure Real Property, an extended coverage owners policy of title insurance from a title company selected by Sellers (the "Title Company"), dated as of the Closing Date, in the amount equal to the fair market value of the Foreclosure Real Property. At Closing, the Company shall own, with respect to the Owned Real Property, an extended coverage owners policy of title insurance from the Title Company for the Owned Real Property. At Closing, the Company shall own, with respect to the Leased Real Property, an extended coverage tenant's policy. The title policies shall include access and contiguity endorsements, and shall insure title to the Foreclosure Real Property to be in fee simple in Company (or with respect to the Leased Real Property, an unencumbered leasehold interest) subject only to the Permitted Exceptions permitted by Section 2.2 hereof (the "Owners Policy"). Sellers shall bear the cost of the Owners Policy.

     Section 2.2 Permitted Exceptions.   The Owners Policy shall insure
Company's interest in the Owned Real Property and, if applicable, the Foreclosure Real Property to be free and clear of all encumbrances and exceptions whatsoever except those listed on Schedule 2.2 attached hereto ("Permitted Exceptions"). Schedule 2.2 sets forth all encumbrances and exceptions by separate parcel of real estate.

                                 ARTICLE III
                Representations and Warranties of the Sellers

     With knowledge that Purchaser is relying upon the representations, warranties and covenants herein contained, Sellers represent and warrant to Purchaser and make the following covenants for Purchaser's benefit. When the phrase "to Sellers' knowledge" or any equivalent phrase is used in this Agreement, the phrase shall mean the actual knowledge of any Seller.

     Section 3.1 Organization and Standing.   The Company is duly organized,
legally existing and in good standing under the laws of the state of Delaware, with full power and authority to own its properties and conduct its business as now being conducted. The Company does not own any stock or interest in any other corporation, partnership, or other business organization, except as listed on Schedule 3.1.

     Section 3.2 Company Stock.   All of the authorized, issued, and
outstanding shares of capital stock and other securities of the Company are owned by the Shareholders, including without limitation equity securities, debt securities and options. At Closing, the Shareholders will be the only owners of the securities of the Company. The Company Shares each Seller owns are legally and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, claims and encumbrances of every kind and nature and are not subject to any agreement or instrument relating to the transfer, disposition or voting of such securities. At Closing, all of the Company Shares will be conveyed and assigned to Purchaser free and clear of all liens, claims and encumbrances of every kind. There are no outstanding rights of any kind to acquire additional shares of any class from the Company nor has any person claimed any such rights. All of the outstanding shares of the Company's capital stock have been duly authorized, issued, and are fully and validly paid and non-assessable.

     Section 3.3 Contracts, Permits and Material Documents.   The items listed
and included in Schedule 3.3, attached hereto, are all of the following with respect to the Company ("Material Documents"): (i) leases and purchase agreements for real property, and leases and purchase agreements for personal property and businesses, including the Acquisition Contracts, (ii) licenses,
(iii) franchises, (iv) promissory notes, guarantees, bonds, letters of credit, mortgages, liens, pledges, and security agreements under which the Company is, or any of its assets are, bound or under which the Company is a beneficiary, (v) collective bargaining agreements, (vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, (vii) all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of the Company's businesses, and (viii) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement which are binding on the Company or any of its property or pursuant to which the Company derives any material benefit or has imposed upon it any material detriment.

For purposes of this Section 3.3 a material benefit or material detriment shall be anything which provides a benefit or imposes a detriment having a value of $10,000 or more. The Material Documents listed and included in
Schedule 3.3 are organized under subheadings for each of the different type of documents provided. Neither the Company nor, to Sellers' knowledge, any person or party to the any of the Material Documents or bound thereby is in material or knowing default under any of the Material Documents, and no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The Company is not a party to, and the Company's property is not bound by any agreement or instrument which is material to the continued conduct of its business operations as now being conducted or with respect to which a default might materially and adversely affect its properties, business operations, or financial condition of the Company, except as listed in Schedule 3.3. To Sellers' knowledge, the documents listed on Schedule 3.3 confer on the Company all rights necessary to enable the Company to conduct its operations as now being conducted.

     Section 3.4 Personal Property.   All of the following items of personal
property used in the business operations of the Company are owned by the Company by good and marketable title free of all liens, and are now and at closing will be in operable condition, normal wear and tear excepted.

     (a) All equipment, computers, printers, card readers, vending machines, appliances, machinery and parts, vehicles, tools, hoses, brushes, heating, ventilation, air conditioning, plumbing, electrical, drainage, fire alarm, communications, sprinkler, security and exhaust equipment and their component parts; auto wash equipment, auto wash conveyor, auto drying equipment and similar items in Sellers' possession or control, used in connection with, located in or on, or otherwise pertaining to the Business (collectively, the "Equipment");

     (b) All of the inventory of retail items, operating supplies, parts and accessories owned by the Company and used or usable in connection with the Business;

     (c) All office or other equipment, furnishings, supplies, brochures, sales and promotional materials, catalogues and advertising literature, business files, customer lists, customer records and information, and all pictures and photographs, computer programs and software (with applicable documentation and source codes), construction and "as-built" drawings, plans and specifications, finish plans and other personal property of every nature and description in Sellers' possession or control;

     (d) All intellectual property used in connection with the Business or any other asset, including, without limitation, know-how, trade secrets, trademarks, trade names, and the exclusive right to use the names under which any of the Business' locations are currently operated (collectively, the "Intellectual Property");

     (e) All of the accounts receivable, prepaid deposits, cash, goodwill and all other tangible and intangible assets of the Company; and

     (f) All books, records, original agreements and contracts and title documents relating to the items set forth in (a) through (e) above.

Sellers represent and warrant that, in the aggregate, the personal property of the Company is sufficient for the Company to carry on its business as previously conducted and as presently conducted, and that the personal property is all in operable condition. .

     Section 3.5   [This section intentionally omitted.]

     Section 3.6 Real Property.   Each parcel of Foreclosure Real Property,
Owned Real Property and Leased Real Property is listed on Schedule 3.6 attached hereto and incorporated herein by reference. Those parcels of Foreclosure Real Property which have been foreclosed upon by Closing, together with each parcel of Owned Real Property and Leased Real Property are referred to in this Section 3.6 as the "Real Property." The Company has or will have at Closing good, marketable and insurable title to all of the Owned Real Property and any of the Foreclosed Property with respect to which the foreclosure actions have been completed, free and clear of any mortgages, pledges, liens, encumbrances, charge, claim, security agreement or title retention or other security arrangement except for the Permitted Exceptions. The Company has or will have at Closing good, marketable and insurable leasehold interest pursuant to the terms of the leases covering the Leased Real Property free and clear of any mortgages, pledges, liens, encumbrances, charge claims, and all leases covering the Leased Real Property are valid and enforceable. The Company has no interest in any real property other than the properties listed on Schedule 3.6. The Company nor any of its predecessors has ever had an ownership interest in any other real property, except as disclosed in schedule 3.6.

     (a) To Sellers' knowledge, in all material respects, and except as set forth in Schedule 3.6(a) attached hereto and incorporated herein, the Real Property is, and at all times during operation of the Company's business thereon has been, licensed, permitted and authorized for the operation of such business under all applicable federal, state and local statutes, laws, rules, regulations, orders, permits (including, without limitation, zoning restrictions and land use requirements) and licenses and all administrative and judicial judgments, rulings, decisions and orders affecting or otherwise applicable to the protection of the environment, the Real Property and the conduct of such business thereon (collectively, the "Applicable Laws").

     (b) To Sellers' knowledge, except as set forth in Schedule 3.6(b) attached hereto and incorporated herein by reference, the Real Property is legally usable for its current uses, and the Real Property can be used by the Purchaser after the Closing to operate such business as is currently operated, without violating any Applicable Law or private restriction, and such uses are legal, conforming uses.

     (c) To Sellers' knowledge, except as set forth in Schedule 3.6(c) attached hereto and incorporated herein by reference, all activities and operations conducted on the Real Property, whether by Sellers or by third parties, are now being conducted and have always been conducted in compliance with all Applicable Laws.

     (d) The Sellers and Company shall make available on Purchaser's reasonable request all engineering, geologic, environmental and other similar reports, documentation and maps relating to the Real Property in the possession of the Shareholders.

     (e) To Sellers' knowledge, except as set forth in Schedule 3.6(e) attached hereto and incorporated herein by reference, neither Sellers nor the Company nor the Real Property now is or ever has been involved in any litigation or administrative proceeding seeking to impose fines, penalties or other liabilities or seeking injunctive relief for violation of any Applicable Laws relating to the environment.

     (f) To Sellers' knowledge, there have been no spills, leaks, deposits or other releases into the environment or onto or under the Real Property of any Hazardous Materials as defined for purposes of this Agreement as any material or substance which, by reason of its composition or characteristics, is (i) toxic or hazardous waste ("Hazardous Waste") as defined in either (A) the Solid Waste disposal Act, 42 U.S.C. ss.ss. 6901 et seq., or Section 6(c) of the Toxic Substance Control Act, 15 U.S.C. ss.2605(c), or the Resource Conservation and Recovery Act, 42 USCA Section 6901 et seq., or any laws of similar purpose or effect, and any rules, regulations or policies promulgated thereunder, or (B) any Environmental Law as hereinafter defined, or (ii) special nuclear or by-products materials within the meaning of the Atomic Energy Act of 1954, or other material environmental conditions in quantities that require remediation, other than as disclosed on Schedule 3.6(f).

     (g) To Sellers' knowledge, no party, other than the Company, has a present or future right to possession of all or any part of the Real Property, except for any right defined in, under or by any of the Permitted Exceptions.

     (h) To Sellers' knowledge, there are no mechanic's liens affecting the Real Property and no work has been performed on the Real Property within twelve (12) months of the date hereof for which a mechanic's lien could be filed, except as set forth in Schedule 3.6(h) attached hereto and incorporated herein by reference.

     (i) To Sellers' knowledge, there are no levied or pending special assessments affecting all or any part of the Real Property owed to any governmental entity and none is threatened.

     (j) To Sellers' knowledge, there are no proceedings or amendments pending and brought by or threatened by, any third party which would result in a change in the allowable uses of the Real Property or which would modify the right of the Company or the Purchaser to use the Real Property for its present uses after the Closing Date, except as set forth in Schedule 3.6(j) attached hereto and incorporated herein by reference.

     (k) To Sellers' knowledge, no portion of the Real Property contains any areas that could be characterized as disturbed, undisturbed or man-made wetlands or as "waters of the United States" pursuant to any Applicable Laws or the procedural manuals of the Environmental Protection Agency, U.S. Army Corps of Engineers or any applicable state agency whether such characterization reflects current conditions or historic conditions which have been altered without the necessary permits or approvals, except as listed on Schedule 3.6(k) attached hereto and incorporated herein by reference.

     Section 3.7 Title.   To Sellers' knowledge, the Company has good and
marketable title to all of its personal property, tangible and intangible, including, without limitation, all of the assets reflected on the "Most Recent Balance Sheet" (hereinafter defined), all personal property currently located on its premises, all cash and accounts receivable, all items of personal property set forth on the schedules attached hereto, and all trademarks and other intellectual property used in the Company's business, except in each case, that personal property which the Company leases. All leases of personal property having a fair market value of $10,000 or more are listed on Schedule 3.7 attached hereto and incorporated herein by reference. All of such assets are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge, claim, security agreement, agreement regarding or restricting transfer or title retention or other security arrangement, except the items set forth in subparagraphs (a) through (c) below, and the items listed on Schedule 3.7 ("Permitted Company Assets Encumbrances"). Schedule 3.7 identifies all liens by amount and by the document, instrument or law under which it arises.

     (a) Liens imposed by law and incurred in the ordinary course of business for indebtedness not yet due to carriers, warehousemen, laborers or materialmen and the like;

     (b) Liens in respect of pledges or deposits under worker's compensation laws or similar legislation; and

     (c) Liens for property taxes, assessments, or governmental charges not yet subject to penalties for nonpayment.

     Section 3.8 Financial Statements.   Prior to Closing, Sellers will deliver
to Purchaser true and correct copies of the following financial statements of the Company (the "Financial Statements"):

     (a) Balance Sheets for the Company as of December 31, 1998, and statements of income, cash flow and retained earnings for the same period, all prepared on an accrual basis and reviewed by the the Company's regular accountants (the "1998 Financial Statements").

     (b) A balance sheet for the Company as of March 31, 1999 ("Most Recent Balance Sheet"), and a statements of income, cash flow and retained earnings for the period ended March 31, 1999 ("Most Recent Income Statement"), all prepared on an accrual basis by the Company. The Most Recent Balance Sheet and Most Recent Income Statement are hereafter referred to as the "Most Recent Financial Statements."

     The Financial Statements have been prepared by the regular accountants of the Company, in accordance with generally accepted accounting principles ("GAAP"). All notes and contingent liabilities required to be stated and reflected under GAAP are stated and reflected on the Financial Statements. Each of the Financial Statements (including all footnotes thereto) is true, complete and correct in all material respects. The balance sheets present fairly and accurately the financial condition of the Company as of the dates indicated thereon and the statements of income present fairly and accurately on an accrual basis the results of the operations of the Company for the periods indicated thereon. The Company has not (i) made any material change in its accounting policies or (ii) effected any prior period adjustment to, or other restatement of, its financial statements for any period. The Financial Statements are consistent with the books and records of the Company (which books and records are correct and complete).

     Section 3.9 Liabilities; Accounts Receivable

     (a) To Sellers' knowledge, the Company does not have any liabilities, fixed or contingent, other than:

          (i) liabilities fully reflected in the Most Recent Balance Sheet; and

         (ii) accounts payable arising since the date of the Most Recent Balance Sheet in the normal course of business consistent with past custom and practice.

     (b) To Sellers' knowledge, all accounts receivable of the Company, less a bad accounts reserve as set forth on the Most Recent Balance Sheet , are valid accounts receivable, have been generated in the ordinary course of the Company's business and all services required to be rendered for the accounts receivable to be due have been rendered. To Sellers' knowledge, there are no defenses or set-offs to any of the accounts receivable..

     Section 3.10 Fiscal Condition of Company.   Since the date of the 1998
Financial Statements, except as set forth on Schedule 3.10, there has not (except as otherwise specifically permitted by this Agreement) been:

     (a) Any material change in the financial condition, liabilities, business organization or personnel of the Company or in the relationships of the Company with suppliers, customers or others, other than changes occurring in the ordinary course of business;

     (b) Any disposition by the Company of any of its capital stock or any grant of any option or right to acquire any of its capital stock, or any acquisition or retirement by the Company of any of its capital stock or any declaration or payment of any dividend or other distribution of its capital stock;

     (c) Any sale or other disposition of any asset owned by the Company at the close of business on the date of the Most Recent Balance Sheet, or acquired by it since that date, other than in the ordinary course of business or which individually do not exceed $10,000 or in the aggregate, do not exceed $20,000;

     (d) Any expenditure or commitment by the Company for the acquisition of any single asset having an acquisition price of $50,000 or more;

     (e) Any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of the Company, except damage, destruction or loss which does not exceed $100,000 in the aggregate, and which is not covered by insurance;

     (f) Any bonuses or increases in the compensation payable or to become payable by the Company to any officer or key employee;

     (g) Any loans or advances to the Company other than renewals or extensions of existing indebtedness; or

     (h) Any change in accounting method or practice.

     Section 3.11 Tax Returns.   The Company has filed all Federal and other
tax returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and has paid all taxes due for the periods covered by the said returns. The Company has no liability for taxes incurred by its operations prior to Closing, except for taxes for the current fiscal year plus any tax reserve reflected on the Most Recent Balance Sheet. The Company is a Subchapter C corporation under the Internal Revenue Service Code. The Company has filed, and will file in a timely manner, all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the date hereof and as of the Closing shall have filed in a timely manner all such returns due for all periods ended on or before the Closing Date. The Company has duly withheld and collected all taxes which the Company is required to withhold or collect by law, has paid over to the proper authorities all such amounts required to be paid, and has in reserve all amounts so withheld or collected which have not yet been required to be paid. No taxing authority has asserted any deficiency for any prior tax period of the Company, and the Sellers are not aware of any facts which would constitute the basis for the assertion of such a deficiency, except as listed on Schedule 3.11 attached hereto..

     Section 3.12 Policies of Insurance.   All insurance policies, performance
bonds, and letters of credit insuring the Company or which the Company has had issued and which has not expired are listed on Schedule 3.12 attached hereto. Schedule 3.12 includes, the names and addresses of the beneficiaries, insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known agents or agencies, issuing banks, and beneficiaries, with respect to each listed insurance policy, performance bond and letter of credit. The Company's current insurance policies, performance bonds and letters of credits are still in force and effect and the premiums thereon are not delinquent. The Company has not received notification from any insurance carrier denying or disputing any claim made by the Company or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim. The Company does not have any claim against any of its insurance carriers under any policies insuring it pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

     Section 3.13 Employees, Pensions and, ERISA.

     (a) The Company does not have any contract of employment with an officer or other employee that is not terminable without penalty on notice of two weeks or less, except as listed on Schedule 3.13(a).

     (b) No employee of the Company is represented by any union. The name, social security number and current rate of compensation of each of the Company's employees and department in which each person is employed is listed on Schedule 3.13(b) attached. There is no pending or threatened dispute between the Company and any of its employees which might materially and adversely affect the continuance of any Company's business operations.

     (c) Attached hereto, made a part hereof and marked Schedule 3.13(c) lists all employee benefit plans, funds or programs (within the meaning of the Internal Revenue Code of the United States ("Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which are currently maintained and/or were established or sponsored by the Company (whether or not they are now terminated) or to which the Company currently contributes, or has an obligation to contribute in the future, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions ("Plans"), whether or not the Plans are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or (iv) generally available to all employees of the Company.

     (d) The Company has delivered to the Purchaser (i) true and complete copies of all Plan documents and other instruments relating thereto, (ii) accurate and complete detailed summaries of all oral Plans, (iii) true and complete copies of the most recent financial statements with respect to the Plans, (iv) true and complete copies of all annual reports for any Plan prepared within the past 5 years, and (v) all filings submitted to and any correspondence received from any government agency relating to any Plan within the past 5 years.

     (e) Each Plan which is intended to be qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination which may adversely affect such qualification or exemption, or result in the imposition of excise taxes or tax on unrelated business income under the Code or ERISA except as set forth on Schedule 3.13 (e), attached hereto made a part hereof. No Plan is funded through a trust intended to be exempt from tax under Section 501(c) of the Code.

     (f) No reportable event (as defined in Section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency whether or not waived (as defined in Section 302 of ERISA), or liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062 of ERISA, nor any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), has occurred or exists with respect to any Plan. All Plans are in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other law applicable to such Plans, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents of the Plan and the requirements of ERISA. The Company has no unfunded obligations or liabilities with respect to any Plan and the present value of the benefit liabilities of each Plan which is a Pension Plan is less than the fair market value of the assets of such Plan.

     (g) There is no matter, action, audit, suit or claim pending or, to the best knowledge of Sellers, after due inquiry of the Company, threatened relating to any Plan, fiduciary of any Plan or assets of any Plan, before any court, tribunal or government agency.

     (h) Each most recent Plan audit report, actuarial report and annual report, certified by the Plan's actuaries and auditors, as the case may be, fairly presents the actuarial status and the financial condition of the Plan as at the date thereof and the results of operations of the Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no material adverse change in the condition of the Plan since the date of the most recent Form 5500, audited annual financial statement or actuarial valuation report.

     (i) The transaction contemplated herein will not accelerate any liability under the Plans because of an acceleration of any rights or benefits to which any employee may be entitled thereunder.

     (j)The Company has no obligations with respect to, and makes no contributions to, any Multi-Employer Pension Plan.

     (k) To Sellers knowledge, there are no ERISA, pension plan, profit sharing plan or compensation claims against the Company by employees.

     Section 3.14 Legality of Operation.   In regard to the Company, and to
Sellers' knowledge:

     (a) Except as disclosed in Schedule 3.14(a) to this Agreement, and except as to Environmental Laws, as hereinafter defined, the Company is in material compliance with all Federal, state and local laws, rules and regulations including, without limitation, the following laws: land use laws; payroll, employment, labor, or safety laws; or federal, state or local "anti-trust" or "unfair competition" or "racketeering" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act ("Law"). Except as disclosed in Schedule 3.14(a), the Company is in material compliance with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to the Company's property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, federal, state and local permits, orders, franchises and consents. Except as disclosed in Schedule 3.14(a), the Company has received no notification of any past or present failure by the Company to materially comply with any Law applicable to it or its assets.

     (b) Except as disclosed in Schedule 3.14(b) to this Agreement, the Company is in material compliance with all Federal, state and local laws, rules and regulations relating to environmental issues of any kind ("Environmental Law").

     (c) Attached hereto as Schedule 3.14(c) is a list of all Notice of Violations relating to Environmental Laws issued to the Company in the past two years by any federal, state or local regulatory agency. There are no outstanding or unremedied notices of violation either from a federal, state or local authority.

     (d) To Sellers' knowledge, no employee, contractor or agent of the Company has, in the course and scope of employment with the Company, been harmed by exposure to hazardous materials, as defined under the flaws.

     (e) To Sellers' knowledge, except as set forth in Schedule 3.14(f), all licenses, sewer hookups approvals, permits and certificates ("Government Approvals") needed or required for the operation of the Company's business are set forth on Schedule 3.3. All such Government Approvals are in full force and effect, the Company.

     Section 3.15 Corrupt Practices.   To Sellers' knowledge, the Company has
not made, offered or agreed to offer anything of value to any employees of any customers of the Company for the purpose of attracting business to the Company or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives, nor has the Company otherwise taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

     Section 3.16 Legal Authority and Compliance.   Except as listed in
Schedule 3.16 attached hereto and incorporated herein, each Seller and the Company have the right, power, legal capacity and authority to enter into, and perform their respective obligations under this Agreement, and no approvals or consents of any other persons (including the consent of any mortgagee holding a mortgage on the Owned Real Property or the Leased Real Property and any landlord of the Leased Real Property) are necessary in Connection with the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the directors and shareholders of the Company. The execution, delivery and performance of this Agreement will not result in a breach of or constitute a default or result in the loss of any material right or benefit under:

     (a) Any charter, by-law, agreement or other document to which any Seller or the Company is a party or by which the Company or any of its property is bound; or

     (b) Any decree, order or rule of any court or governmental authority which is binding on the Sellers, the Company, or the property of the Company.

     Section 3.17 Transaction Intermediaries.   Sellers have not employed or
retained the services of any financial advisor, broker, or finder with respect to which the Sellers will incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement.

     Section 3.18 Intellectual Property.   To Sellers' knowledge, the Company
has not infringed and is not now infringing, on any trade name, trademark, service mark, copyright, trade secret or patent belonging to any person, firm or corporation ("Intellectual Property") and no one has or is infringing any Intellectual Property right of the Company.

     Section 3.19 Competition.   No salaried officer, shareholder or employee
of the Company, nor any spouse, child or other relative of any of them, has any direct or indirect interest in any competitor of the Company within the geographical area in which the Company currently conducts business, or an interest in any supplier or customer of the Company or in any person from whom or to whom the Company leases any real or personal property, or in any other person with whom the Company is doing business which interest adversely or materially affects the business of the Company, excepting only those investments of not more than five percent of the capital stock of a business, the stock of which is traded on a national securities exchange or over-the-counter, where such investments are set forth on Schedule 3.19 attached hereto and incorporated herein by reference.

     Section 3.20 Disclosure. Neither the representations and warranties of the Sellers contained in this Agreement nor any information contained in any Exhibit or Schedule or other document delivered by the Sellers or the Company to Purchaser contains any untrue statement of a material fact, omits to state any statement of a material fact necessary to make the statements contained therein or herein not misleading. No investigation conducted by the Purchaser shall be deemed to limit or vitiate in any way the effect of the representations and warranties made herein; however, Purchaser shall disclose to Sellers prior to Closing any representation or warranty that Purchaser shall have found to be untrue or correct and provide Sellers the opportunity to cure such misrepresentation.

     Section 3.21 Continuation of Legal Status.   No written agreement between
the Company and any third party shall be impaired or in any way limited by the transactions contemplated by this Agreement.

     Section 3.22 Litigation.   All pending or, to Sellers' knowledge,
threatened litigation, administrative or judicial proceedings or investigations by any governmental agency or officials involving the Company or any of its property (including personal or owned, foreclosed or leased real property) or assets, liabilities or the Company Shares, together with a description of each such proceedings, is set forth on Schedule 3.22 attached. There is no pending or, to Sellers' knowledge, threatened litigation, administrative or judicial proceedings or investigation involving the Company or its owned, leased or foreclosed real property, assets, liabilities or the Company Shares, except as listed on Schedule 3.22.

                                  ARTICLE IV
                 Representations and Warranties of Purchaser

     Purchaser represents and warrants to the Sellers that the representations and warranties contained in this Article IV are true on the date hereof and shall be true on the Closing Date.

     Section 4.1 Structure.   Purchaser is a corporation duly organized and
legally existing in good standing under the laws of Delaware.

     Section 4.2 Authorization to Proceed with this Agreement.   Purchaser has,
by proper corporate proceedings, duly authorized the execution, delivery and performance of this Agreement and the Collateral Documents.

     Section 4.3 Absence of Intermediaries.   Purchaser has not employed or
retained the services of any financial advisor, broker, or finder with respect to which the Purchaser will incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement.

     Section 4.4 Commission Filings.   All Forms 8-K, 10-K, 10-Q and Proxy
Statements required to be filed by Purchaser have been timely filed with the Securities and Exchange Commission ("SEC") for fiscal year ending December 31, 1998 (the "Public Reports") under the Electronic Data Gathering, Analysis and Retrieval system and are available to Sellers. The Public Reports accurately and completely describe, in all material respects, Purchaser's financial condition and results of operations as of the date of such filings and as of the date hereof, and do not omit any material fact(s) necessary to make the information contained in the filings not misleading, in light of the circumstances under which they were made.

     Section 4.5 Issued Common Stock.   The Mace Stock to be issued pursuant to
this Agreement has been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

     Section 4.6 NASDAQ Listing.   Purchaser shall not have received any notice
from NASDAQ that threatens its continued listing on the NASDAQ National
Market System, and Purchaser, shall continue to be so listed.

                                  ARTICLE V
                       Additional Agreements of Sellers

     The Sellers covenant and agree with Purchaser as follows:

     Section 5.1 Restrictions on Transfer of Unregistered Stock.   The Sellers
understand and agree that the following restrictions and limitations are applicable to the Sellers' purchase and resale or other transfer of the Mace Stock, pursuant to the Securities Act of 1933 (the "Act") or otherwise:

     (a) Sellers agree that the Mace Stock shall not be sold or otherwise transferred, unless the Mace Stock is registered under the Act and state securities laws or such sale or transfer is exempt therefrom.

     (b) A legend in substantially the following form will be placed on the certificates evidencing the Mace Stock to be issued to the Sellers:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. These shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable states securities act or (ii) Mace Security International, Inc., shall have been furnished with an opinion of counsel, reasonably satisfactory to counsel for Mace Security International, Inc., that registration is not required under any such acts."

     (c) Stop transfer instructions will be delivered to the Purchaser's transfer agent with respect to the Mace Stock issued to Sellers pursuant to this Agreement so as to restrict resale or other transfer thereof except in accordance with the foregoing provisions of this Agreement.

     Section 5.2 Representations as to Private Offering.   The Mace Stock is
being delivered to the Sellers in a private placement under Section 4.2 of the Act and under Regulation D promulgated under the Act. To induce Purchaser to issue the Mace Stock, each Seller represents and warrants as follows:

     (a) Each Seller represents and warrants that he or she is a resident of New Jersey and is an accredited investor, as that term is defined in Regulation D under the Act.

     (b) Each Seller acknowledges that they have received a copy of the Public Reports.

     (c) The Sellers represent and warrant that the Mace Stock is being acquired for their own account for investment purposes only without a view to public distribution or resale and that the Sellers have no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of Mace Stock, or any portion thereof, to any other person.

     (d) The Sellers represent and warrant that, in determining to acquire the Mace Stock, they have relied solely upon their independent investigation, including the advice of their legal counsel and accountants or other financial advisers or purchaser representatives, and have, during the course of discussions concerning their acquisition of the Mace Stock, been offered the opportunity to ask such questions and inspect such documents concerning Purchaser and its business and affairs as they have requested so as to more fully understand the nature of the investment and to verify the accuracy of the information supplied.

     (e) THE SELLERS ACKNOWLEDGE THAT THE ACQUISITION OF THE MACE STOCK INVOLVES A HIGH DEGREE OF RISK, and represents and warrants that they can bear the economic risk of the acquisition of the Mace Stock, including the total loss of their investment.

     (f) The Sellers represent and warrant that (i) they have adequate means of providing for their current needs and financial contingencies, (ii) they have no need for liquidity in this investment, (iii) they have no debts or other obligations, and cannot reasonably foresee any other circumstances, that are likely in the future to require them to dispose of the Mace Stock, and (iv) all their investments in and commitments to non-liquid investments are, and after their acquisition of the Mace Stock will be, reasonable in relation to their net worth and current needs.

     (g) The Sellers understand that no federal or state agency has approved or disapproved the Mace Stock or the issuance or sale thereof or made any finding or determination as to the fairness of the Mace Stock for investment.

     (h) The Sellers understand that the Mace Stock is being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemption and the suitability of Sellers to acquire the Mace Stock.

     Section 5.3 Access to Records.   The Sellers will cause the Company to
give to Purchaser and its representatives, experts and advisors, from and after the date of execution of this Agreement and up until Closing, full access to all of the properties, assets, books, contracts, documents, records, contracts and customer lists of the Company, and to make available to Purchaser and its representatives, experts and advisors all additional financial statements of and all information with respect to the business and affairs of the Company that Purchaser may reasonably request. Purchaser and its representatives shall have the right to copy any information or documentation the Purchaser is entitled to inspect under this Section 5.34.

     Section 5.4 Continuation of Business.   The Sellers will operate the
Company until the time of Closing, using prudent business judgment so as to preserve its business organization intact, to assure, to the extent possible, the availability to Purchaser of the present key employees of the Company, and to preserve for Purchaser the relationships of the Company with suppliers and others, all to the end that every bona fide effort be made that the ongoing business of the Company will not be impaired at the time of Closing.

     Section 5.5 Continuation of Insurance.   The Sellers will cause the
Company to keep in existence all policies of insurance insuring the Company against liability and property damage, fire and other casualty through the time of Closing.

     Section 5.6 Standstill Agreement.   Unless and until this Agreement is
terminated without the Closing having taken place, the Shareholders will not directly or indirectly solicit offers for the Real Property, the Company Shares or the assets of the Company or for a merger or consolidation involving the Company, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring the Company by merger, consolidation or other combination or acquiring any of Company's assets; nor will the Shareholders permit the Company to do any of the foregoing.

     Section 5.7 FIRPTA Certificate. Purchaser and Sellers acknowledge that the financial provisions of this Agreement are subject to the requirements of the Foreign Investment in Real Property Tax Act ("FIRPTA"), and that the Internal Revenue Code ("Code") Sections 1445 and 6039C require Purchaser in certain circumstances to withhold ten percent (10%) of the amount realized by the Sellers. Among other circumstances, Purchaser is not required to withhold said amount if Sellers furnish Purchaser with a certificate stating the Sellers' U.S. Taxpayer Identification Numbers and that no Seller is a foreign person within the meaning of the Code. Sellers agree to provide to Purchaser at Closing such certificate as is reasonably necessary to insure that such withholding is not required under FIRPTA.

     Section 5.8 Consents.   Sellers and Purchaser shall cooperate with each
other and use their best efforts to obtain all approvals, authorizations and consents required to be obtained to consummate the transaction set forth in this Agreement, including, without limitation, (i) the approval of the Federal Trade Commission pursuant to the provisions of the Hart-Scott-Rodino Antitrust Improvement Acts of 1986, and (ii) the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either Purchaser or Sellers.

     Section 5.9 Audited Financial Statements.   Before and after Closing,
Sellers agree to cooperate with Purchaser to have the Company prepare audited balance sheets for the Company as of December 31, 1998, and statements of income, cash flow and retained earnings for the Company for the twelve-month period ended December 31, 1998 ("Historical Financial Statements"), as rapidly as possible, but in no event later than one week prior to the date the Form 8-K covering the transactions contemplated hereby must be filed with the SEC. Sellers' cooperation shall include, without limitation, the execution of standard representation letters requested by Purchaser's auditors. Sellers shall prepare a compiled stub balance sheet and statements of income, cash flow and retained earnings for the period commencing January 1, 1999, and ending on the last day of the last calendar quarter ending prior to Closing ("Interim Financial Statements"). The Historical Financial Statements and the Interim Financial Statements shall be prepared at Purchaser's cost. Sellers shall cause the Company's usual accountants to cooperate with Purchaser's accountants. Purchaser shall pay for the reasonable costs of the Company's usual accountants in the preparation of the Historical Financial Statements and the Interim Financial Statements. Notwithstanding the foregoing, Sellers agree to cause the preparation of audited financial statements for the period ended December 31, 1998 prior to the Closing, and as rapidly as possible, in the event the SEC requires audited financial statements to be included in the information statement to be delivered to shareholders.

                                  ARTICLE VI
                      Additional Agreements of Purchaser

     Section 6.1 Payment of Expenses.   Purchaser will pay all expenses
(including legal fees) incurred by it in connection with the negotiation, execution and performance of this Agreement. The Sellers and Company will pay all expenses incurred by the Sellers and Company (including legal fees) in connection with the negotiation, execution and performance of this Agreement.

     Section 6.2 Books and Records.   From the Closing Date to six years after
the Closing Date, the Purchaser shall allow the Sellers and their professional advisers access to all business records and files of the Company pertaining to the operation of the Company prior to the Closing Date which were delivered to the Purchaser in accordance with this Agreement ("Records") where the Shareholders or Sellers require access to the Records for the purpose of preparing their tax returns, responding to any audit or informational request regarding their tax returns or if required by them for use in a judicial proceeding in which they are a party. Access to the records shall be during normal working hours at the location where such Records are stored. The Sellers shall have the right, at their own expense, to make copies of any Records provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere unreasonably with the normal conduct of the Purchaser's business. For a period of six years after the Closing Date, the Purchaser shall not dispose of or destroy any material Records without first providing written notice to the Sellers at least 30 days prior to the proposed date of such disposition or destruction.

     Section 6.3 Warrants.   As additional consideration for the Company Shares
to be acquired pursuant hereto, Purchaser agrees to issue on the Closing
Date (a) to Louis Paolino an assignable warrant to purchase 1,500,000 shares of Common Stock at an exercise price of $1.375, (b) to Robert Kramer an assignable warrant to purchase 75,000 shares of Common Stock at an exercise price of $1.375, and (c) to Louis Paolino an assignable warrant to purchase 250,000 shares of Common Stock at an exercise price of $2.50 per share (the "250,000 Warrant"). Each warrant shall have a term of 64 months and shall be exercisable 120 days following the Closing hereunder.

                                 ARTICLE VII
                           Conditions of Purchaser

     The obligations of Purchaser to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following items which are conditions to the Closing:

     Section 7.1 Compliance by Sellers and the Company.   The Sellers and the
Company shall have performed and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by the Sellers and Company at or prior to the Closing Date. All representations and warranties of Sellers contained in this Agreement shall be true and correct at and as of the date made and the Date of Closing, with the same force and effect as though made at and as of the Date of Closing, except for changes expressly permitted by this Agreement, and Purchaser shall have received a Certificate duly executed by each of the Sellers representing and warranting the foregoing.

     Section 7.2 Litigation Affecting This Transaction.   There shall be no
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchaser to own, operate in its entirety or control any of the its assets or the Business or which, as a result of the transaction contemplated by this Agreement, might affect such right as to Purchaser or any affiliate thereof subsequent to the Date of Closing and which, in the judgment of the Board of Directors of Purchaser, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     Section 7.3 Fiscal Condition of Business.   There shall have been no
material adverse change in the results of operations, financial condition or business of the Company, and the Company shall have not suffered any material loss or damage or any of its properties or assets, whether or not covered by insurance, since the date of the Most Recent Balance Sheet.

     Section 7.4 Consents.   All approvals, authorizations and consents
required to be obtained shall have been obtained, including, without limitation, (i) the consent of the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act; and (iii) the approval of every regulatory agency of federal, state, or local government that may be required in the reasonable opinion of either Purchaser or Sellers. Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to Purchaser and its counsel, of the granting of such approvals, authorizations and consents.

     Section 7.5 Opinion of Counsel.   Sellers shall have delivered to the
Purchaser the opinion of counsel, dated the Closing Date, in the form and substance of Schedule 1.7(i).

     Section 7.6 Title Insurance.   Purchaser shall receive comfort, acceptable
to it, that there has been issued an Owner's Policy on all Owned Real
Property, and that such Owner's Policies are in full force and effect and shall remain in full force and effect following the Closing and shall inure to the benefit of Purchaser.

     Section 7.7 Stock Purchase Agreement.   Closing shall have taken place
under a stock purchase agreement dated the date hereof executed between Purchaser and Louis D. Paolino, Jr. and such persons as are designated by Mr. Paolino, if any, pursuant to which the Purchaser shall sell to such individual(s) 3,675,000 shares of its Common Stock at a price of $1.375 (the "Stock Purchase Agreement").

     Section 7.8 Due Diligence.   As a condition of Closing, the Purchaser
shall be satisfied in its sole discretion with the results of the due diligence investigation it has made concerning the Company and the transactions, as set forth in this Agreement. Sellers acknowledge that the due diligence investigation will not be complete until the later to occur of April 15 or twenty business (20) days following receipt of both the 1998 Financial Statements and the Most Recent Financial Statements; provided that the due diligence period shall not expire until twenty (20) business days following the date that Purchaser has received all of the information requested on the due diligence request list provided to Seller's attorney, unless sooner terminated by Purchaser, at its sole discretion.

     Section 7.9 Fairness Opinion.   Purchaser shall have received a favorable
opinion from a reputable investment banking firm selected by Purchaser to the effect that the transaction is fair to the shareholders of Purchaser, from a financial point of view.

     Section 7.10 Shareholder and Board Approval.   The shareholders owning at
least a majority of the outstanding shares of the Purchaser and the Board of Directors of Purchaser shall have approved the transactions contemplated hereby.

                                 ARTICLE VIII
                            Conditions of Sellers

     The obligations of the Sellers to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following conditions:

     Section 8.1 Compliance by Purchaser.   The Purchaser shall have performed
and complied with all of the obligations and conditions required by this Agreement to be performed or complied with by it at or prior to or at the Closing Date. All representations and warranties of Purchaser contained in this Agreement shall be true and correct at and as of the Date of Closing, with the same force and effect as though made at and as of the Date of Closing, except for changes expressly permitted by this Agreement.

     Section 8.2 Litigation Affecting This Transaction.   There shall be no
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchaser to own, operate in its entirety or control any of the Assets of the Business or which, as a result of the transaction contemplated by this Agreement, might affect such right as to Purchaser or any affiliate thereof subsequent to the Date of Closing and which, in the judgment of the Sellers, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     Section 8.3 Consents.   All approvals, authorizations and consents
required to be obtained shall have been obtained, including, without limitation, (i) the consent of the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act; and (iii) the approval of every regulatory agency of federal, state, or local government that may be required in the reasonable opinion of either Purchaser or Sellers. Sellers shall have been furnished with appropriate evidence, reasonably satisfactory to Sellers and their counsel, of the granting of such approvals, authorizations and consents.

     Section 8.4 Opinion of Counsel.   Purchaser shall have delivered to the
Sellers the opinion of counsel, dated the Closing Date, in the form and substance of Schedule 1.6(c).

     Section 8.5 Stock Purchase Agreement.   Closing shall have taken place
under the Stock Purchase Agreement.

     Section 8.6 Private Placement. The Purchaser shall have sold, substantially simultaneously with the Closing, 1,850,000 shares of its Common Stock in a private placement at a purchase price of $2.00 per share to individuals or entities designated by Louis Paolino.

                                  ARTICLE IX
                               Indemnification

     Section 9.1 Indemnification by Sellers.   Each Seller agrees that it will
indemnify, defend, protect and hold harmless Purchaser and its officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parent, agents, employees, legal representatives, successors and assigns from and against all claims, adverse consequences, losses, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to such Seller, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, from: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Sellers, set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents;
(b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of a Seller made in this Agreement and to be performed by a Seller before or after the Closing Date; and (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a) or (b) of this Section 9.1 of this Agreement has occurred.

     Section 9.2 Indemnification by Purchaser.   Purchaser agrees that it will
indemnify, defend, protect and hold harmless Sellers and their agents, employees, heirs, legal representatives, successors and assigns, as applicable, from and against all claims, adverse consequences, losses, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by it, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Purchaser set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Purchaser made in this Agreement and to be performed by Purchaser before or after the Closing Date; (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), or (c) of this Section 9.2 has occurred.

     Section 9.3 Procedure for Indemnification with Respect to Third Party
Claims.

     (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article IX, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim,
(ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

     (d) If any condition set forth in Section 9.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

     Section 9.4 Procedure for Non-Third Party Claims.   If Purchaser or any
Seller wishes to make a claim for indemnity under Section 9.1 or Section 9.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the party from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses which the Indemnified

Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 9.1 or Section 9.2, as applicable; and (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 9.1 or
Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within thirty (30) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within forty-five (45) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

     Section 9.5 Survival of Claim.   All of the respective representations,
warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement as follows:
(i) all representations and warranties pertaining to federal, state and local taxes, including, without limitation, the representations and warranties set forth in Section 3.11 shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Company by tax authorities or governmental agencies or governmental units and (ii) all representations and warranties other than set forth in (i) above shall survive until one year from the Closing Date. Notwithstanding the prior sentence which provides that the representations and warranties expire after certain stated periods of time, if within the stated period of time, a notice of a claim for indemnification or Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

     Section 9.6 Prompt Payment.   In the event that any party is required to
make any payment under this Article IX, such party shall promptly pay the Indemnifying Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article IX, the Indemnifying Party shall, nevertheless, pay when due such portion, if any, of the obligation as shall not be subject to dispute. The portion in dispute shall be paid upon a final and non-appealable resolution of such dispute. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person with respect to the subject matter of such claim.

     Section 9.7 Limitation of Liability.   Notwithstanding anything else to
the contrary contained herein, the obligations of Sellers and Purchaser pursuant to the indemnifications contained in Section 9.1 and 9. 2, respectively, shall be limited to Five Million Six Hundred Thousand Dollars ($5,600,000).

                                  ARTICLE X
                               Other Provisions

     Section 10.1 Nondisclosure by Sellers.   Sellers recognize and acknowledge
that they have in the past, currently have, and in the future will have certain confidential information of Purchaser such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of Purchaser. Sellers agree that for a period of twelve (12) months from the Closing Date or for a period of eighteen (18) months from the date hereof, if the Closing does not take place they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of Purchaser, unless (i) such information becomes known to the public generally through no fault of any Seller, or (ii) a Seller is compelled to disclose such information by a governmental entity or pursuant to a court proceeding. In the event of a breach or threatened breach by any Seller of the provisions of this Section, Purchaser shall be entitled to an injunction restraining such Seller from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Purchaser from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 10.2 Nondisclosure by Purchaser.   Purchaser recognize and
acknowledges that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of the Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company. Purchaser agree that it will not utilize such information in the business or operation of Purchaser or any of its affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Purchaser or any of its affiliates, (ii) Purchaser is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) Closing takes place. In the event of a breach or threatened breach by Purchaser of the provisions of this Section, Sellers shall be entitled to an injunction restraining Purchaser from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Sellers from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 10.3 Assignment; Binding Effect; Amendment. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors, personal representatives and assigns. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

     Section 10.4 Entire Agreement.   This Agreement, is the final, complete
and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

     Section 10.5 Counterparts.   This Agreement may be executed simultaneously
in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     Section 10.6 Notices.   All notices or other communications required or
permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by reputable, nationally recognized overnight courier or by delivering the same in person to such party.

     (a) If to Sellers, addressed to them at:

                           American Wash Services, Inc.
                           1000 Crawford Place, Suite 400
                           Mount Laurel, New Jersey 08054

                           with a copy to:

                           Robert M. Kramer & Associates, P.C.

                           1150 First Avenue, Suite 900
                           King of Prussia, Pennsylvania 19406

     (b) If to Purchaser, addressed to it at:

                           160 Benmont Avenue
                           Bennington, Vermont  05201
                           Attn: Jon E Goodrich

                           With a copy to:

                           Germaine Curtin
                           Curtin & Galt, LLP
                           19 Hollywood Ave.
                           Albany, NY 12208

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.

     Section 10.7 Governing Law.   This Agreement shall be governed by and
construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     Section 10.8 No Waiver.   No delay of or omission in the exercise of any
right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

     Section 10.9 Time of the Essence.   Time is of the essence of this
Agreement as well as all dates referred to herein and extensions thereof.

     Section 10.10 Captions.   The headings of this Agreement are inserted for
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     Section 10.11 Severability.   In case any provision of this Agreement
shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement, unless severing such provision would result in an agreement that does not reflect the overall intent of either of the parties. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 10.12 Construction.   The parties have participated jointly in the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means included, without limitation.

     Section 10.13 Extension or Waiver of Performance.   Either the Sellers or
Purchaser may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by the Sellers and the Purchaser.

     Section 10.14 Liabilities of Third Parties.   Nothing in this Agreement,
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

     Section 10.15 Agreement Not Binding Until Fully Executed.   This Agreement
shall not be binding on any party hereto until the Agreement has been fully executed.

     Section 10.16 Publicity.   Prior to Closing, except as may be required by
law, no party to this Agreement shall issue any press release or otherwise make any statement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, which shall not be unreasonably withheld.

     Section 10.17 Arbitration.

     (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Philadelphia, Pennsylvania in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, and shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

     (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

     (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be taken, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

     (d) The award pursuant to such arbitration will be final, binding and conclusive.

     (e) Counsel to Sellers and Purchaser in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). Sellers and Purchaser, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

            *                *                 *                 *

     IN WITNESS WHEREOF, the parties have executed this Agreement on this 26 day of March, 1999.

SHAREHOLDERS                                           PURCHASER

By: /s/ Louis D. Paolino, Jr.            MACE SECURITY INTERNATIONAL, INC.
    Louis D. Paolino, Jr.

                                            By: /s/ Jon E. Goodrich
Red Mountain Holding, Ltd.                      Jon E. Goodrich
                                                Chief Executive Officer

By: /s/ David Ehrlich
    David Ehrlich, director

                           STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, dated as of March 26, 1999, between Louis Paolino, Jr., an individual and the persons designated by Louis Paolino, ("Paolino"), if any (collectively referred to as the "Purchasers" or each, singularly as a "Purchaser") and Mace Security International, Inc., a Delaware corporation with offices at 160 Benmont Avenue, Bennington, Vermont 05201 (the "Seller").

                             W I T N E S E T H :

     WHEREAS, Purchasers desire to acquire, and the Seller desires to sell, 3,675,000 shares of Seller's common stock, par value $.01 per share, upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

                                  ARTICLE I

                                 Definitions

     In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

     "Affiliate" shall mean, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with the Person in question, and, in the case of an individual, all minor children of such individual and all other members of such individual's immediate family living in such individual's residence.

     "Agreement" shall mean this Stock Purchase Agreement, together with all exhibits and schedules referred to herein.

     "Commission" shall mean the Securities and Exchange Commission.

     "Common Stock" shall mean the Company's common stock, par value $.01 per share.

     "CS-1" shall mean a compound consisting of CS
(O-chlorobenzalmalononitrile) and a flow agent.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Financial Statements" shall mean the audited balance sheets of the Seller as at December 31, 1998, and the related statements of income, cash flows and retained earnings for the fiscal years then ended, including any related notes, each prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied with prior periods and the interim unaudited balance sheets, statements of income, cash flows and retained earnings for each of the fiscal quarters since
December 31, 1998, each of which have been filed with the Commission.

     "Knowledge" or Known" shall mean, with respect to the Seller, the actual knowledge of the chief executive officer and the chief operating officer of the Seller, and with respect to any the Purchaser, the actual knowledge of such Purchaser.

     "Person" shall mean any natural person, corporation, unincorporated organization, limited liability company, partnership, limited liability partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

                                  ARTICLE II

                      Purchase of Stock; Consideration

     ss.2.1   Terms of the Purchase.

     On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

     (a) The Seller shall sell to the Purchasers at the Closing, as hereinafter defined, 3,675,000 shares of Common Stock (the "Purchased Stock").

     (b) The Purchasers shall pay to the Seller the sum of $1.375 per share, or Five Million Fifty Three Thousand One Hundred Twenty Five and 00/100 Dollars ($5,053,125.00) (the "Purchase Price"), payable at the Closing in immediately available funds.

     ss.2.2   The Closing

     The closing of the transactions contemplated by this Agreement shall take place at the offices of the Seller at 160 Benmont Ave, Bennington, Vermont at 10:00 A.M., Eastern time on or about May 28, 1999, or such other date, time or place as the parties may agree (the "Closing Date"). In the alternative, the Closing may take place by the parties forwarding executed copies of all documents required to be delivered pursuant to Section 2.3 to be held in escrow by Germaine Curtin, Esq., with the Purchase Price wired to the Seller. The Purchased Stock, issued in the name(s) designated by the Purchasers, will be forwarded to the Purchasers by overnight delivery promptly following receipt of the Purchase Price. The closing of the transactions contemplated by this Agreement is herein called the "Closing."

     ss.2.3   Transactions at the Closing

     The following transactions shall take place at the Closing:

     (a) Purchasers shall deliver the Purchase Price in immediately available funds, by certified check or wire transfer.

     (b) Seller shall deliver to the Purchasers one or more stock certificates evidencing an aggregate of 3,675,000 shares of Common Stock, bearing the following legend "These securities have not been registered under the Securities Act of 1933 and may be reoffered and sold only if so registered or if an exemption from registration is available."

     (c) Seller and Purchasers shall each deliver such evidences of consent, and other instruments or documents as are required pursuant to Article VI.

     (d) Seller shall have obtained resignation letters from each of its current Directors, other than Jon E. Goodrich. The resignation of the Directors shall be effective as of the Closing. Jon E. Goodrich shall remain on the Board.

     (e) Jon E. Goodrich, as the remaining director, shall appoint Paolino, and the persons listed on Exhibit C attached hereto and incorporated herein by this reference to fill the Board vacancies created by the resigning Directors.

     (f) Paolino (regardless of whether he assigns his rights as a Purchaser under this Agreement) shall have accepted the position of President and CEO of the Seller, effective as of the Closing and Seller and Paolino shall have executed and delivered the employment agreement, the form of which is attached hereto as Exhibit A.

     (g) Seller shall deliver the certificates for the Purchased Stock described in Section 2.1(a) and all conditions to Closing shall have been satisfied or waived.

     (h) Purchasers shall deliver the purchase price described in Section 2.1(b) and all conditions to Closing shall have been satisfied or waived.

                                 ARTICLE III

                 Representations and Warranties of the Seller

     In order to induce the Purchasers to enter into this Agreement and the other agreement contemplated herein the Seller makes the representations, warranties and covenants set forth below to the Purchasers, which are true and correct as of the date of the Agreement and which will be true and correct in all material respects as though they had been made at the date of the Closing.

     ss.3.1   Organization

     The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller is duly qualified to transact business in all jurisdictions where the ownership or leasing of it assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a material adverse effect on Seller. The Seller has the requisite corporate power and authority to own or lease and operate its properties and conduct its business as presently conducted.

     ss.3.2   Capitalization.

     The authorized capital stock of Seller consists of 18,000,000 shares of common stock, $.01 par value, of which 6,825,000 shares are issued and outstanding and 2,000,000 shares of preferred stock, $.01 par value, none of which are issued and outstanding. All of such issued and outstanding shares are validly issued, fully paid and non-assessable and are free of preemptive rights.

     ss.3.3   Rights, Warrants, Options

     Except as set forth in Schedule 33 hereto, there are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Seller; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Seller; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Seller of any capital stock or other equity interests of the Seller.

     ss.3.4   Authorization; Enforceability

     The Seller has the corporate power and authority to execute, deliver and perform this Agreement. This Agreement and all other documents to be executed and delivered by the Seller pursuant to this Agreement has been or will be duly authorized, executed and delivered and, when executed and delivered, will constitute the legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

     ss.3.5   No Violation or Conflict

     The execution, delivery and performance of this Agreement and the other documents contemplated herein to be executed by the Seller, and the consummation by the Seller of the transactions contemplated hereby and thereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of the Seller's Certificate of Incorporation or Bylaws; and (b) do not, with or without the passage of time or the giving of notice, or both, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any lien, charge or encumbrance upon the Purchased Stock pursuant to, any instrument or agreement to which the Seller is a party or by which the Seller or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained or waived at or prior to the Closing.

     ss.3.6   Consents of Governmental Authorities and Others

     Except for shareholder and director approval and the requirement that the Seller file with the Commission and distribute to its shareholders a proxy or information statement as may be required by the NASDAQ Stock Market and the Commission, no material consent, approval or authorization of, or registration, qualification or filing with, any federal, state or local governmental or regulatory authority, or any other Person, is required in connection with the execution, delivery or performance of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby.

     ss.3.7   Contingent Liabilities

     Except for the expense of disposing of the stockpile of CS-1 held in the Seller's inventory, which is a hazardous material, Seller has no knowledge of any contingent liability that could reasonably be expected to have a material adverse effect on the Seller's financial condition.

     ss.3.8   Litigation

     Except as disclosed in the Financial Statements and other documents filed with the Commission, and in Schedule 3.8 hereto, there are no actions, suits, investigations, claims or proceedings ("Litigation") pending or, to the knowledge of the Seller, threatened before any court or by or before any governmental or regulatory authority or arbitrator which could reasonably be expected to have a material adverse effect on the financial condition of Seller.

     ss.3.9   Financial Statements

     The Financial Statements: (a) have been prepared in accordance with the books of account and records of the Seller; and (b) fairly present, and are true and accurate statements in all material respects of the Seller's financial condition and the results of its operations at the dates and for the periods specified therein; and (c) with respect to the audited portion of the Financial Statements only, have been prepared in accordance with GAAP consistently applied with prior periods.

     ss.3.10   Board Approval

     As of the Closing Date, the Board of Directors of the Seller will have approved this Agreement and the transactions contemplated hereby in accordance with applicable law.

     ss.3.11   Tax Matters

     All material tax returns and tax reports required to be filed by Seller have been timely filed (or appropriate extensions have been obtained or the issue has been remedied in accordance with applicable law) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing as filed are true, correct and complete and, in all material respects, reflect accurately all liability for taxes of the Seller for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by the Seller or relating to or chargeable against any of its assets, revenues or income through December 31, 1998, and through the Closing Date, were fully collected and paid by such date or provided for by adequate reserves in the December 31, 1998Financial Statements and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves.

     ss.3.12   Disclosure

     The Seller has filed within required time periods, in compliance with applicable law, all reports, registration statements and filings, including any necessary amendments thereto ("Filings"), required to be filed by it with the Commission pursuant to the Exchange Act and the Securities Act. No representation or warranty of the Seller contained in this Agreement, and no Filing or certificate furnished by or on behalf of the Seller pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact (in light of the circumstances under which they were made) or omits to state a material fact (in light of the circumstances under which they were made) necessary to make the statements contained therein not misleading.

     ss.3.13   Fully Paid, Non-Assessable

     Upon payment in full of the Purchase Price therefor, the Purchased Stock will be duly authorized, validly issued and non-assessable.

     ss.3.14   Brokers

     Other than Meyerson & Co., which shall receive, warrants to purchase 300,000 shares of Common Stock (at an exercise price of $1.375, a term of three years, and exercisable 120 days following the Closing hereunder) at the Closing of this transaction as a finder's fee, Seller has not employed or retained the services of any financial advisor, broker, or finder with respect to which the Seller will incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement.

     ss.3.15   Contracts, Permits and Material Documents.

     Schedule 3.15 attached hereto lists all of the following material agreements: (i) leases and purchase agreements for real property and personal property, in each case, with a purchase price of $100,000 or more or requiring monthly lease payments of $5,000 or more, (ii) material licenses and franchises, the failure to possess which could reasonably be expected to have a material adverse effect on Seller, (iv) promissory notes, guarantees, bonds, letters of credit, mortgages, liens, pledges, and security agreements under which the Seller is bound or under which the Seller is a beneficiary that have initial principal amounts of, or secure obligations of, $100,000 or more, (v) all material patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos used or usable by Seller (all of which are owned by Mace Trademark Corp., a wholly-owned subsidiary of Seller), (vi) all material permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of the Seller's businesses and which the failure to possess could reasonably be expected to have a material adverse effect on Seller, and (vii) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement which are binding on the Seller or any of its property or pursuant to which the Seller derives any material benefit or has imposed upon it any material detriment. Neither the Seller nor, to Sellers' knowledge, any person or party to the any of the documents disclosed on
Schedule 3.15 ("Material Documents") or bound thereby is in material default under any of the Material Documents, and, to Seller's knowledge, no act or event has occurred which, with notice or lapse of time, or both, would constitute such a default. The Seller is not a party to, and the Seller's property is not bound by, any agreement or instrument which is material to the continued conduct of its business operations as now being conducted and with respect to which a default might materially and adversely affect its financial condition, except as listed in Schedule 3.15.

     ss.3.16   Title.

     (a) The Assets.

     Except as disclosed on Schedule 3.16(a), Seller has good and marketable title to all of its material assets, including, without limitation, all of the assets reflected on the Financial Statements (other than intellectual property). All of such assets are owned by the Seller free and clear of any mortgage, pledge, lien, encumbrance, charge, claim, security agreement, agreement regarding or restricting transfer or title retention or other security arrangement, except for liens and encumbrances listed below in subparagraphs (i) through (iii) ("Permitted Company Assets Encumbrances").

          (i) Liens imposed by law and incurred in the ordinary course of business for indebtedness not yet due to carriers, warehousemen, laborers or materialmen and the like;

         (ii) Liens in respect of pledges or deposits under worker's compensation laws or similar legislation; and

        (iii) Liens for property taxes, assessments, or governmental charges not yet subject to penalties for nonpayment.

     (b) Real Property. The Seller does not own any real property.

     ss 3.17   Employees, Pensions and, ERISA.

     (a) The Seller does not have any contract of employment with an officer or other employee that is not terminable without penalty on notice of two weeks or less, except as listed on Schedule 3.17(a). Jon E. Goodrich and Mark
A. Capone are the only employees that have employment agreements with the Seller. No such agreement has a "golden parachute".

     (b) No employee of the Seller is represented by any union. There is no pending or threatened dispute between the Seller and any of its employees which might materially and adversely affect the continuance of any Company's business operations.

     (c) The only employee benefit plan, fund or program (within the meaning of the Internal Revenue Code of the United States ("Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which is currently maintained and/or established or sponsored by the Company or to which the Company currently contributes, or has an obligation to contribute in the future is the Seller's 401(k) Plan ("401(k) Plan").

    (d) The Seller has delivered to the Purchasers (i) a true and complete copy of its 401(k) Plan, and (ii) a true and complete copy of all annual reports for such 401(k) Plan prepared within the past 5 years, and (iii) all filings submitted to and any correspondence received from any government agency relating to such 401(k) Plan within the past 5 years.

     (e) Such 401(k) Plan is administered by Merrill Lynch and, to Seller's knowledge, such 401(k) Plan is qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code. Such 401(k) Plan is not funded through a trust intended to be exempt from tax under Section 501(c) of the Code.

     (f) The 401(k) Plan is administered by Merrill Lynch. To Seller's knowledge, no reportable event (as defined in Section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency whether or not waived (as defined in Section 302 of ERISA), or liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062 of ERISA, nor any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), has occurred or exists with respect to the 401(k) Plan. To Seller's knowledge, such Plan is in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other law applicable to such Plan, and, to Seller's knowledge, in all material respects, has been administered, operated and managed in substantial accordance with the governing documents of the Plan and the requirements of ERISA. To Seller's knowledge, the Seller has no unfunded obligations or liabilities with respect to any Plan.

     (g) There is no matter, action, audit, suit or claim pending or, to the best knowledge of Seller, threatened relating to such 401(k) Plan, fiduciary of such 401(k) Plan or assets of such 401(k) Plan, before any court, tribunal or government agency.

     (h) To Seller's knowledge, the transaction contemplated herein will not accelerate any liability under such 401(k) Plan because of an acceleration of any rights or benefits to which any employee may be entitled thereunder.

     (i) The Seller has no obligations with respect to, and makes no contributions to, any Multi-Employer Pension Plan.

     ss 3.18   Legality of Operation.

     In regard to the Seller:

     (a) Except as disclosed in Schedule 3.18(a) to this Agreement, and except as to Environmental Laws, as hereinafter defined, the Seller is in material compliance with all Federal, state and local laws, rules and regulations including, without limitation, the following laws: land use laws; payroll, employment, labor, or safety laws; or federal, state or local "anti-trust" or "unfair competition" or "racketeering" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act ("Law") except to the extent the failure to comply could not reasonably be expected to have a material adverse effect on the Seller's financial condition. Except as disclosed in Schedule 3.18(a), the Seller is in material compliance with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to the Seller's property and operations, except to the extent the failure to so comply could not reasonably be expected to have a material adverse effect on Seller's financial condition. Except as set forth on Schedule 3.18(a), with respect to any Law, there are no claims, actions, suits or proceedings pending, or, to the knowledge of the Sellers threatened against or affecting the Seller, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which could reasonably be expected to have a material adverse effect on the Seller's financial condition or which would invalidate this Agreement. Except as disclosed in Schedule 3.18(a), the Seller has received no notification of any past or present failure by the Seller to comply with any Law applicable to it or its assets that could reasonably be expected to have a material adverse effect on the Seller's financial condition.

     (b) Except as disclosed in Schedule 3.18(b) to this Agreement, the Seller is in material compliance with all Federal, state and local laws, rules and regulations relating to environmental issues of any kind and/or the receipt, transport or disposal of any hazardous or non-hazardous waste materials from any source ("Environmental Law")except for noncompliance that could not reasonably be expected to have a material adverse effect on the Seller. Except as disclosed in Schedule 3.18(b), with respect to any Environmental Law the Seller is in material compliance with all permits, licenses, and orders related thereto or issued thereunder with respect to Environmental Laws, as are or may be applicable to the Seller's property and operations, except for such noncompliance that could not reasonably be expected to have a material adverse effect on Seller. Except as set forth on
Schedule 3.18(b), there are no Environmental Law related claims, actions, suits or proceedings pending, or, to the knowledge of the Sellers, threatened against or affecting the Seller, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which could reasonably be expected to have a material adverse effect on the Seller or which would invalidate this Agreement. Except as set forth on Schedule 3.18(b), the Seller has not transported, stored, treated or disposed, nor has the Seller allowed any third persons, on its behalf, to transport, store, treat or dispose waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar federal or state statute; nor has the Seller performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which could reasonably be expected to have a material adverse effect on the Seller; and the Seller has not disposed, nor has the Seller knowingly allowed third parties to dispose of waste upon property owned or leased by the Seller other than as permitted by, and in conformity with, applicable Environmental Law except for such disposal that could not reasonably be expected to have a material adverse effect on the Seller. Except as disclosed in Schedule 3.18(b), the Seller has not received notification of any past or present failure by the Seller to comply with any Environmental Law applicable to it or its operations or its assets, except for such notification relating to matters that have been remedied or could not reasonably be expected to have a material adverse effect on Seller. The Seller has not received hazardous waste as defined in the Resource Conservation and Recovery Act, 42 USCA
Section 6901 et seq., or in any similar federal or state statute.

     (c) Except as disclosed in Schedule 3.18 (e), to Seller's knowledge, no employee, contractor or agent of the Seller has, in the course and scope of employment with the Seller, been harmed by exposure to hazardous materials, as defined under the Laws. No liens with respect to environmental liability have been imposed against the Seller under CERCLA, any comparable Vermont statute or other applicable Law, and, to Seller's knowledge, no facts or circumstances exist which would give rise to the same.

     (d) Attached hereto as Schedule 3.18(d) is a list of all Notice of Violations issued to the Company in the past ten years by any federal, state or local regulatory agency. There are no outstanding or unremedied notices of violation either from a federal, state or local authority.

     (e) To Seller's knowledge, it is not under investigation by any District Attorney or similar state or local official or agency or the Justice Department of the United States of America for the violation of any Laws, including, without limitation, racketeering, unfair competition, or anti-trust. To Seller's knowledge, no facts or circumstances exist which would cause the Seller to be liable for the violation of any Laws including, without limitation, racketeering, unfair competition, or anti-trust.

     (f) Except as set forth in Schedule 3.18(f), all material licenses, approvals, permits and certificates ("Government Authorizations") needed or required for the operation of the Seller's business are set forth on Schedule
3.15. To Seller's knowledge, all such Government Approvals are in full force and effect, the Seller is in compliance with all such Government Approvals, and all such Government Approvals have been validly and legally obtained by the Company.

     ss 3.19   Corrupt Practices.

     To the Sellers' knowledge, the Seller has not made, offered or agreed to offer anything of value to any employees of any customers of the Seller for the purpose of attracting business to the Seller or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives, nor has the Seller otherwise taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

     For purposes of this Article III, a material benefit or material detriment shall be a direct reduction in assets or an increase of a liability of $500,000 or more.

                                  ARTICLE IV

         Representations, Warranties and Covenants of the Purchasers

     In order to induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, each Purchaser, with respect to himself only, makes the representations, warranties and covenants set forth below to the Seller, which shall be true and accurate as of Closing in all material respects.

     ss.4.1   Organization; Standing and Power

     The Purchaser is an individual. The Purchaser has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

     ss.4.2   Authorization; Enforceability

     This Agreement and any and all other documents to be executed and delivered by the Purchaser pursuant to this Agreement have been duly executed and delivered by the Purchaser, and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with their terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

     ss.4.3   No Violation or Conflict

     The execution, delivery and performance by the Purchaser of this

Agreement and the other agreements contemplated hereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority; and (b) do not, with or without the passage of time or the giving of notice, or both, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, any instrument or agreement to which the Purchaser or any of its Affiliates is a party or by which the Purchaser or any of its Affiliates or any of their respective properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained or waived at or prior to the Closing.

     ss.4.4   ERISA.

     The execution and delivery of this Agreement and the purchase of the Purchased Stock by the Purchaser will not involve any prohibited transaction within the meaning of Section 406 of Employee Retirement Income and Security Act or Section 4975 of the Internal Revenue Code for which an exemption is not available by statute or regulation.

     ss.4.5   Purchase for Investment

     The Purchased Stock to be acquired hereunder is being acquired for Purchaser's own account and with no intention of distributing or reselling such Purchased Stock or any part thereof in any transaction which would be in violation of the securities laws of the United States of America or any State, without prejudice, however, to Purchaser's right at all times to sell or otherwise dispose of all or any part of such Purchased Stock under a registration under the Securities Act or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of Purchaser's property being at all times within its control. If Purchaser should in the future decide to dispose of any of the Purchased Stock, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act, as then in effect.

     ss.4.6   Restrictive Legend

     Purchaser understands and agrees that, so long as appropriate, the certificates evidencing the Purchased Stock shall bear the following legend:
"These securities have not been registered under the Securities Act of 1933 and may be reoffered and sold only if so registered or if an exemption from registration is available."

     ss.4.7   Accredited Investor

     Purchaser is familiar with the Securities Act and the definition of "accredited investor" and represents that he is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

     ss.4.8   Brokers

     Other than Meyerson & Co., which shall receive warrants to purchase 300,000 shares of Common Stock (at an exercise price of $1.375, a term of three years and exercisable 120 days following the Closing hereunder) at the Closing of this transaction as a finder's fee, Seller has not employed or retained the services of any financial advisor, broker, or finder with respect to which the Seller will incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement.

                                  ARTICLE V

                            Additional Agreements

     ss.5.1   Survival

     All of the respective representations, warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties pertaining to federal, state and local taxes shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Seller by tax authorities or governmental agencies or governmental units and (ii) all representations and warranties other than set forth in (i) above shall expire twelve months following the Closing Date. Notwithstanding the prior sentence which provides that the representations and warranties expire after certain stated periods of time, if within the stated period of time, a notice of a claim for indemnification or Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

     ss.5.2   Investigation

     Notwithstanding anything to the contrary contained herein, neither party shall have a claim hereunder for breach of a representation , warranty or covenant to the extent such breach was known prior to the Closing Date by the party seeking to bring the claim.

     ss.5.3   Employment

     Seller agrees to appoint Paolino as a director, to name him as Chairman of the Board and to appoint him as Seller's chief executive officer on substantially the same terms and conditions as are set forth in the form of employment agreement attached hereto as Exhibit A, effective upon Closing of the transactions contemplated by this Agreement.

     Seller agrees to employ each of Robert Kramer, Greg Krzemien, John Poling, David Ehrlich, Stephen Bulboff, Joseph Paolino, Mathew Paolino and Lisa Paolino and on substantially the terms and conditions set forth in Exhibit B attached hereto, with such employment to be effective as of the date hereof.

     ss.5.4   Board of Directors

     All current directors, other than Jon Goodrich, will resign and Paolino and the persons named in Exhibit C attached hereto will be appointed by the remaining Board member.

     ss.5.5   Private Placement

     Seller agrees to use its best efforts to sell, in a private placement 1,850,000 shares of its common stock at a purchase price of $2.00 per share to five individuals or entities to be designated by Paolino.

                                  ARTICLE VI

                      Conditions Precedent; Termination

     ss.6.1   Conditions Precedent to the Obligations of the Purchasers

     Each and every obligation of the Purchasers to consummate the transactions described in this Agreement and any and all liability of the Purchasers to the Seller shall be subject to the fulfillment or waiver by Purchasers on, before or simultaneous with the Closing of the following conditions precedent:

     (a) Representations and Warranties True.   Each of the representations and
warranties of the Seller contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date (except for changes specifically permitted by this Agreement).

     (b) Performance.   The Seller shall have performed and complied in all
material respects with all of the agreements, covenants and obligations under this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

     (c) No Adverse Change.   Except as expressly permitted or contemplated by
this Agreement, no event or condition shall have occurred which has materially adversely affected or may materially adversely affect in any respect the financial condition since the date hereof.

     (d) Certificates.   The Seller shall have delivered to the Purchasers a
certificate dated the Closing Date, certifying that the conditions specified in Section 6.1(a), (b) and (c) above have been fulfilled and as to such other matters as the Purchasers may reasonably request. The Secretary or Assistant Secretary of the Seller shall have delivered to the Purchasers a certificate, dated the Closing Date, certifying the names and signatures of the officers thereof authorized to sign this Agreement and the Exhibits hereto to which it is a party.

     (e) No Litigation.   No litigation, arbitration or other legal or
administrative proceeding shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered, which in each case enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

     (f) Consents.   The Seller shall have obtained all authorizations,
consents, waivers and approvals and given all notices as may be required to consummate the transactions contemplated by this Agreement including, but not limited to, approval of the Seller's stockholders, delivery of the Information Statement or notice to the stockholders, as applicable.

     (g) Opinion of Counsel.   An opinion letter from counsel to the Seller
addressed to the Purchasers, in form and substance satisfactory to the Purchasers, to the effect that the Purchased Stock is duly authorized, validly issued and non-assessable, shall have been delivered to Purchasers at the Closing.

     (h) Board/Shareholder Approval. The Board of Directors of Seller shall have approved this Agreement and the transactions contemplated hereby and the holders of a majority of outstanding shares of Seller shall have approved the transactions contemplated hereby.

     (i) Employment Agreements.   Employment Agreements containing
substantially the terms and conditions set forth in Exhibit B attached hereto shall have been executed by and between Seller and each of Robert Kramer, Greg Krzemien, John Poling, David Ehrlich, Stephen Bulboff, Joseph Paolino, Mathew Paolino and Lisa Paolino as of the date of this Agreement, effective as of the date of this Agreement.

     (j) Board/President and CEO.   Paolino shall have been appointed to serve
as Seller's President and CEO on substantially the same terms as are set forth in the employment agreement attached hereto as Exhibit A hereto and appointed to the Board, effective as of the Closing, and all current directors, other than Jon Goodrich (the "Resigning Board") shall have submitted letters of resignation, effective as of the Closing. The remaining director, Mr. Goodrich , shall have appointed Paolino and the persons named on Exhibit C to fill the vacancies created by the Resigning Board.

     (k) Other Stock Purchases.   Purchaser shall have purchased: (a) 1,100,000
shares of Common Stock from Jon Goodrich at a purchase price of $1.375 per share or less, and (b) 100,000 shares of Common Stock from each of two current shareholders at a purchase price of $1.375 per share or less.

     (l) NASDAQ.   Purchasers shall have received comfort, reasonably
acceptable to it, that, upon consummation of the transactions contemplated hereby, Seller will not lose its listing on the NASDAQ National Market.

     (m) No Material Adverse Change.   There shall have been no material
adverse change in the financial condition of Seller and the Seller shall not have suffered any material loss or damage to its assets since the date of its December 31, 1998 Financial Statements, except as contemplated by Seller's projections. A material adverse change, for the purposes of this subsection
(m) shall mean a reduction in equity of $1,000,000 or more.

     (n) Private Placement.   Substantially simultaneously with the Closing
hereunder, Seller shall have sold, in a private placement, 1,8750,000 shares of its Common Stock at a purchase price of $2.00 per share to five individuals or entities designated by Paolino.

     ss.6.2   Conditions Precedent to the Obligations of Seller

     Each and every obligation of Seller to consummate the transactions described in this Agreement and any and all liability of Seller to the Purchasers shall be subject to the fulfillment or waiver by Seller on or before the Closing Date of the following conditions precedent:

     (a) Representations and Warranties True.   Each of the representations and
warranties of the Purchasers contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all respects as of the Closing Date with the same force and effect as though made on and as of such date.

     (b) Performance.   The Purchasers have performed and complied in all
respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

     (c) Certificate.   Each Purchaser shall have delivered to the Seller a
certificate addressed to Seller executed by each Purchaser dated the Closing Date, certifying that the conditions specified in Sections 6.2(a) and (b) above have been fulfilled.

     (d) Board/Shareholder Approval.   The Board of Directors of the Seller
shall have approved this Agreement and the transactions contemplated hereby and the holders of a majority of outstanding shares Seller shall have approved the transactions contemplated hereby.

     (e) Fairness Opinion.   Seller shall have received an opinion from an
independent investment banking firm that the transactions contemplated hereby are fair, from a financial point of view, to the shareholders of Seller.

     (f) Board/President and CEO.   Paolino shall have been appointed to serve
as Seller's President and CEO on substantially the same terms as are set forth in Exhibit A hereto and appointed to the Board, effective as of the Closing, and all current directors, other than Jon Goodrich, (the "Resigning Board") shall have submitted letters of resignation, effective as of the Closing. The remaining director, Mr. Goodrich, shall have appointed
Paolino and the persons named in Exhibit C to fill the vacancies created by the Resigning Board.

     (g) NASDAQ.   Seller shall have received comfort, reasonably acceptable to it, that, upon consummation of the transactions contemplated hereby, Seller will not lose its listing on the NASDAQ National Market.

     ss.6.3   Best Efforts

     Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers. In furtherance of the foregoing, the Seller shall cooperate fully with Purchasers and the Purchasers shall cooperate fully with the Seller, in accordance with the terms hereof.

     ss.6.4   Termination

     This Agreement and the transactions contemplated hereby may be terminated (i) at any time by the mutual consent of the parties hereto; (ii) by the Purchaser at any time at or prior to Closing if any of the representations or warranties of the Seller in this Agreement are not in all material respects true, accurate and complete or if the Seller breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) days or thirty
(30) days if such breach can be cured within such period of time after written notice thereof.; (iii) by the Seller at any time at or prior to Closing if any of the representations or warranties of the Purchasers in this Agreement are not in all material respects true, accurate and complete or if the Purchasers breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) days or thirty (30) days if such breach can be cured within such period of time after notice thereof, but in any event prior to the Termination Date, and (iv) by either Purchasers or Seller if the conditions to closing are not satisfied or waived on or prior to July 1, 1999 and the failure to satisfy any condition is not due to the actions or omissions of the party attempting to terminate this Agreement. If this Agreement is terminated pursuant to this Section 6.4, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (ii) and (iii) above, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement.

                                 ARTICLE VII

                                  Covenants

     ss.7.1   Seller's Interim Operation

     During the period from the date of this Agreement to the Closing Date, except with Purchasers' prior specific written consent or as expressly contemplated by this Agreement the Seller shall not do any of the following (unless otherwise expressly contemplated by this Agreement or permitted in writing by Purchasers):

                 (a) amend its Certificate of Incorporation or By-Laws;

                 (b) issue, sell or authorize for issuance or sale (except
                     pursuant to its non-qualified stock option plan), shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities, or enter into any agreements or commitments of any character obligating it to issue or sell any such securities;

                 (c) declare or pay any stock dividend or similar distribution with respect to its capital stock;

                 (d) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any lien, charge or encumbrance of any kind, except liens for taxes not currently due;

                 (e) create, incur or assume any liability or indebtedness in excess of $100,000.00, except for inventory purchases in the ordinary course of business;

                 (f) alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;

                 (g) enter into any commitment or transaction other than in the ordinary course of business including, but not limited to, the making of any loan to any Person;

                 (h) do any act, or omit to do any act, or permit to the extent within the Seller's control, any act or omission to act which would cause a material violation or breach of any of the representations, warranties; agree, whether in writing or otherwise, to do any of the foregoing.

     ss.7.2   Confidentiality (through Closing Date)

     Except as otherwise required in the performance of obligations under this Agreement and except as otherwise required by law, any non-public information received by a party or its advisors from the other party shall be kept confidential and shall not be used or disclosed for any purpose other than in furtherance of the transa ctions contemplated by this Agreement. The obligation of confidentiali ty shall not extend to information (a) which is or shall become generally ava ilable to the public other than as a result of an unauthorized disclosure by a party to this Agreement or a person to whom a party has provided such information, (b) which was available to a party to this Agreement on a nonconfidential basis prior to its disclosure by one party to the other pur suant to this Agreement or (c) which is disclosed by the Purchasers in any legal proceeding requiring any such disclosure. Upon termination o f this Agreement, each party shall promptly return any confidential information received from the other party and, upon request, shall destroy any copies of such information in its possession. Notwithstandi ng anything contained herein to the contrary, the covenants of the parties contained in this Section 7.2 shall survive any termination of this Agreement until the earlier of (i) three (3) years from the date hereof, or (ii) the date when such information becomes generally available to the public.

                                 ARTICLE VIII

                               Indemnification

     ss.8.1   Indemnification of Purchasers.

     In the event the transaction contemplated hereby is consummated, Seller agrees to defend, indemnify and hold Purchasers and any person claiming by or through Purchasers and their respective successors and assigns harmless from and against, and agrees to reimburse them for, any and all demands, claims, recoveries, obligations, losses, damages, deficiencies and liabilities and all related costs, expenses (including reasonable attorneys' and accountants' fees and disbursements), interest and penalties which any of them shall incur or suffer which arise from, result from or relate to the breach of any of the representations, warranties, covenants or agreements made by Seller in this Agreement.

     ss.8.2   Indemnification of Seller.

     In the event the transaction contemplated hereby is consummated , Purchasers will defend, indemnify and hold Seller and its officers, directors, employees and any person claiming by or through Seller and their respective successors and assigns harmless from and against, and agrees to reimburse them for, any and all demands, claims, recoveries, obligations, losses, damages, deficiencies and liabilities and all related costs, expenses (including reasonable attorneys' and accountants' fees and disbursements), interest and penalties which any of them shall incur or suffer which arise from, result from or relate to the breach of any of the representations, warranties, covenants or agreements made by Purchasers in or under this Agreement.

     ss.8.3   Defense and Settlement of Claims.

     If any person entitled to indemnification pursuant to any provision of this Agreement (an "Indemnitee") is threatened in writing with any claim by any Person who is not a party to this Agreement, or any claim is presented in writing to, or any action or proceeding by is formally commenced against, an

Indemnitee by any Person who is not a party to this Agreement and such claim, action or proceeding may give rise to the right of indemnification hereunder or reimbursement, the Indemnitee shall give written notice thereof as promptly as reasonably practicable to any indemnifying party, provided that any delay by the Indemnitee in so notifying an indemnifying party shall not relieve any Indemnitor of any liability to the Indemnitee hereunder except to the extent severely prejudiced by such delay.

     ss.8.4   Procedure and Payment.

     If after the Closing either Seller or the Purchasers shall become aware of a loss, damage or claim or shall receive notice of a third party claim or alleged third party claim asserting the existence of any matter of the nature as to which the Indemnitee has been indemnified against under this Article VIII by the other party hereto ( the "Indemnitor"), Indemnitee shall promptly notify Indemnitor in writing with respect thereto. In the event of any such third party claim, Indemnitor shall have the right to defend against any such claim with counsel reasonably satisfactory to Indemnitee, provided (i) Indemnitor shall, within ten (10) days after the giving of such notice by Indemnitee, notify Indemnitee that Indemnitor will, at its own cost and expense, defend the same, and (ii) such defense is instituted and continuously maintained in good faith by Indemnitor. In such event the defense may, if necessary, be maintained in the name of Indemnitee. Indemnitee may, if it so elects and at its expense, designate its own counsel to participate with the counsel selected by Indemnitor in the conduct of such defense. Indemnitor shall not permit any lien or execution to attach to any of the assets of the Indemnitee as a result of such claim, and the Indemnitor shall provide such bonds or deposits as shall be necessary to prevent the same. In any event, Indemnitor is obligated to keep Indemnitee fully advised as to the status of such defense. If Indemnitor shall be given notice of a claim as aforesaid and shall fail to notify Indemnitee of its election to defend such claim within the time as prescribed herein, or after having so elected to defend such claim shall fail to institute and maintain such defense in accordance with the foregoing, then Indemnitee shall defend such claim and Indemnitor shall reimburse Indemnitee for the costs of such defense upon demand therefore, which demand shall include a copy of the legal bills and other costs. Such reimbursement shall be made within ten (10) days of demand therefore. If such defense shall be unsuccessful then the Indemnitor shall fully satisfy and discharge the claim within ten (10) days after notice from Indemnitee requesting Indemnitor to do so. Indemnitor shall not be entitled to settle any such claim without the consent of Indemnitee.

                                  ARTICLE IX

                                Miscellaneous

     ss.9.1   Notices

     Any notice, demand, claim or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery, mailing or transmission thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile (transmission confirmed) or prepaid overnight courier to the parties at the addresses set forth herein (or at such other addresses as shall be specified by the parties by like notice). A copy of any notices delivered to the Purchasers shall also be sent to Robert M. Kramer, 1150 First Avenue, Suite 900, King of Prussia, PA 19406, telephone 610-992-4712, fax 610-992-0723. A copy of any notices delivered to the Seller shall also be sent to Germaine Curtin, Esq., 19 Hollywood Ave., Albany, NY 12208, telephone and fax 518-437-9276.

     ss.9.2   Entire Agreement

     This Agreement contains every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations made prior to the date hereof other than as expressly provided or referred to herein.

     ss.9.3   Binding Effect

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns. It is agreed that any Purchaser may assign his rights to purchase the Purchased Stock hereunder to a Person he Controls.

     ss.9.4   Waiver and Amendment

     Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed by Paolino on behalf of Purchasers, or in the case of Seller, by its President or CFO or other person, who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement

     ss.9.5   No Third Party Beneficiary

     Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     ss.9.6   Severability

     In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

     ss.9.7   Expenses

     Each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

     ss.9.8   Headings

     The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

     ss.9.9   Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     ss.9.10   Governing Law

     This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof. In any litigation in connection with or arising out or related to this Agreement, any of the documents referred to herein or transactions contemplated hereby, the Seller irrevocably consents to and confer personal jurisdiction on the courts of the State of New York or the United States located within the City of Albany and expressly waive any objections as to venue in any such courts.

     ss.9.11   Participation of Parties

     The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof. The rules of construction with the "presumption against the drafter" are not applicable as all parties participated in drafting.

     ss.9.12   Further Assurances

     The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or take such other action required to be taken, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary instruments of assignment and transfer and such other documents as may be necessary or desirable to transfer ownership of the Purchased Stock.

     ss.9.13   Arbitration

     Any dispute, controversy or claim arising hereunder between the parties shall be settled by arbitration in Albany, New York, in accordance with the commercial rules of the American Arbitration Association, by an arbitration panel consisting of three members, and judgment upon any such arbitration award rendered by the arbitrators may be entered in any court of competent jurisdiction. Such arbitrators shall have knowledge and expertise in the subject matter of the arbitration proceeding. Each of the parties and the arbitrators shall use its best efforts to keep confidential the existence of any dispute and arbitration proceedings and all information relating thereto or submitted in connection therewith and, in the event of judicial proceedings for the enforcement of this paragraph or any award pursuant thereto, shall cooperate to seal the record of any such arbitration or judicial proceeding. Each party to any arbitration shall bear its own expenses in relation thereto, including but not limited to such party's attorneys' fees, if any; provided however that the expenses and fees of the arbitration not capable of being attributed to any one party shall be borne half by the Seller and half by the Purchasers.

     *             *                 *                 *                *

     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                            PURCHASER:

                                            /s/ Louis Paolino
                                            Louis Paolino

                                            SELLER:

                                            Mace Security International, Inc.

                                            By: /s/ Jon E. Goodrich
                                                Name:  Jon E. Goodrich
                                                Title: President and CEO

                             EMPLOYMENT CONTRACT

     This Employment Contract ("Agreement") is executed and delivered as of March 26, 1999, by and between Mace Security International, Inc., a Delaware corporation ("Company"), and Robert M. Kramer, an individual ("Employee").

                                   RECITALS

     The Company conducts diversified businesses, including, without limitation, personal security device marketing and anticipates entering into car wash services operations ("Business"). The Employee is an executive with extensive experience in corporate management. The Company desires to hire Employee as Executive Vice President and General Counsel and the Employee desires to accept the position offered.

     The Company has entered into a Stock Purchase Agreement with Louis D. Paolino, Jr., and others, pursuant to which Mr. Paolino will become Chairman and Chief Executive Officer of the Company ("Paolino Agreement").

     Employee will be employed by Company in a confidential relationship wherein Employee, in the course of employment with Company, will become familiar with and aware of information as to the specific manner of doing business and the customers of Company and its affiliates and the Company's future plans. The information Employee has and will have knowledge of are trade secrets and constitute valuable goodwill of Company. Employee recognizes that the business of Company is dependent upon a number of trade secrets and confidential business information, including customer lists and customer data. The protection of these trade secrets is of critical importance to Company. Company will sustain great loss and damage if, for whatever reason, during the term of this Agreement or Employee's employment with Company and for a period following the termination of this Agreement or Employee's employment, Employee should violate the provisions of paragraph 4 of this Agreement. Further, Employee acknowledges that any such violation would cause irreparable harm to Company and that Company would be entitled, without limitation, to injunctive relief to remedy such violation.

     NOW, THEREFORE, in consideration of the mutual promises, terms and conditions set forth herein and the performance of each, the parties hereby agree as follows:

     1. Services.

     (a) Company hereby employs Employee as its Executive Vice President and General Counsel, effective upon the closing under the Paolino Agreement ("Paolino Closing"), and the material duties of Employee may not be changed without the Employee's consent. In the event the Paolino Closing does not occur on or before August 25, 1999, then (i) this Agreement shall be terminated without action by any party hereto on that date and shall thereafter be void and be of no further force and effect, (ii) no party hereto shall have any further liability or obligation to any other party hereto, and (iii) any stock options granted pursuant to the terms hereof shall be cancelled as of that date without vesting.

     (b) Employee hereby accepts employment upon the terms and conditions contained in this Agreement. Employee shall faithfully adhere to, execute and fulfill all directions and policies established by the Company for its employees.

     (c) Employee shall not, during the term of his employment hereunder, without the prior written consent of Company, be engaged in any other competing business activity pursued for gain, profit or other pecuniary advantage, except for Employee's provision of consulting services to U.S. Plastic Lumber Corp. on a limited basis throughout the term of this Agreement, consent to which is hereby given. Company also acknowledges that Employee is engaged in the private practice of law through Robert M. Kramer & Associates, P.C., and the Company acknowledges that Employee may remain employed by Robert M. Kramer & Associates, P.C.. Employee may make personal investments and conduct his personal business affairs, including, without limitation, participating in the management of businesses which the Employee owns directly or through affiliated entities, as long as such investments do not violate the terms of Paragraph 4.

     2. Compensation.

     (a) From the date of this Agreement until the Paolino Closing, Employee shall be paid a fee of Ten Dollars ($10.00) per month. For all services to be rendered by Employee to Company after the Paolino Closing, Company shall pay Employee a salary computed and earned ratably over twelve months at the rate of One Hundred Fifteen Thousand Dollars ($115,000) per year, commencing on the date hereof, payable in accordance with Company's normal payroll procedures.

     (b) To the extent that Company, from time to time in its sole discretion, offers or provides any of the following to its employees, then after the Paolino Closing Employee, on an equal basis with such other employees, shall be entitled to: (i) participation in all, if any, life, health, medical, hospital, accident and disability insurance programs of Company in existence for the benefit of its employees and for which Employee qualifies; (ii) participation in all, if any, pension, retirement, profit sharing or stock purchase plans for which Employee qualifies; and (iii) participation in any other employee benefits which Company accords to its employees and for which Employee qualifies.

     (c) During the term of Employee's employment with Company, Employee shall be entitled to reimbursement for reasonable business expenses, including gasoline, incurred on behalf of Company. Reimbursement for business expenses will be provided to Employee on the same basis and under the same guidelines as are applicable to all of Company's employees. Employee shall be entitled to the Employee Benefits set forth in Schedule A attached.

     (d) The Employee shall be granted stock options ("Options") exercisable for 200,000 shares of the Company's common stock at a per-share exercise price equal to the lowest bid price of the stock on the NASDAQ National Market System on the date of this Agreement. The Options shall be granted under the Company's 1999 stock option plan, and shall be granted as qualified incentive stock options to the maximum extent possible. The Company agrees to obtain shareholder approval of the 1999 Stock Option Plan within one year of the date of grant. The Options shall vest over the four-year term of this Agreement, one-eighth of the Options vesting on each six-month anniversary date of this Agreement. Notwithstanding the prior sentence, the Options shall all vest immediately upon a "Change of Control" which for purposes of this Agreement shall de deemed to have occurred upon the occurrence of any of the events set forth in items (i) through and including (iv) below:

     (i) the acquisition in one or more transactions by any "Person" (as the term "Person" is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (as the term beneficial ownership is used for purposes of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"). For purposes of this Paragraph 2(d), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding).

     (ii) the approval by the shareholders of the Company of: (A) a merger, reorganization or consolidation involving the Company, if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, reorganization or consolidation, or (B) a complete liquidation or dissolution of the company, or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

     (iii) the acceptance by shareholders of the Company of shares in a share exchange, if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the Voting Securities outstanding immediately before such share exchange.

     (iv) Louis D. Paolino, Jr., no longer serving as Chief Executive Officer or Chairman of the Company's Board of Directors.

     3. Term.   The period of Employee's employment with the Company shall commence on the date of this Agreement and shall continue for four years thereafter, unless sooner terminated in accordance with the provisions of this Agreement ("Term"). After expiration of the Term, Employee's employment shall continue thereafter on an at-will month-to-month basis, until terminated by either party to the Agreement.

     4. Noncompetition Covenants.

     (a) Employee agrees that the noncompetition covenants contained in this Paragraph 4 are a material and substantial part of this Agreement.

     (b) Employee covenants that during Employee's employment with Company and for three months following the termination of Employee's employment (regardless of the reason for the termination) the Employee shall not, directly or indirectly, without the prior express written consent of Company, do any of the things set forth in item (i) through (v) below:

     (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, agent, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor or sales representative, in the personal security device industry or in the car wash services industry within the United States ("the Territory");

     (ii) call upon any person who is, at the time of the contact, an employee of Company or its affiliates, if the purpose and intent of the contact is to entice such employee away from or out of the employ of Company or its affiliates;

     (iii) call upon any person or entity which is, at the time of the contact, a customer of the Company or its affiliates for the purpose of soliciting or selling any of the items or services which are the items or services offered by the Company or its affiliates;

     (iv) disclose the identity of the customers of Company or its affiliates, whether in existence or proposed, to any person, firm, partnership, corporation or other entity whatsoever, for any reason or purpose whatsoever;

     (v) promote, or assist, financially or otherwise, any person, firm, partnership, corporation or other entity whatsoever to do any of the above;

     For the purposes of this Agreement, the term "affiliates" shall mean one or more of: (A) each subsidiary of Company, and (B) each other entity under the direct or indirect control of the Company.

     (c) The Company will sustain significant losses and damages, if Employee breaches the covenants in this Paragraph 4. There is no adequate monetary remedy for the immediate and irreparable damage that would be caused to Company by Employee's breach of its non-competition covenants. Employee agrees that, in the event of a breach by him of the foregoing covenants, such covenants may be enforced by Company by, without limitation, injunctions and restraining orders.

     (d) It is agreed by the parties that the covenants in this Paragraph 4 impose a reasonable restraint on Employee in light of the activities and business of Company on the date of the execution of this Agreement and the future plans of Company.

     (e) The covenants in this Paragraph 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     (f) The covenants in this Paragraph 4 shall be construed as independent of any other provision of this Agreement and the existence of any claim or cause of action of Employee against Company whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by Company of such covenants. It is specifically agreed that the duration of the noncompetition covenants stated above shall be computed by excluding from such computation all time during which Employee is in violation of any provision of this Paragraph 4 and all time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action Company seeks to enforce the agreements and covenants of Employee or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement. Provided that, no such exclusion shall include the period of time within which Employee has ceased violating this paragraph, whether or not as a result of being in compliance with Court injunction or doing so voluntarily, and whether or not any action is pending against Employee, and provided that no such exclusion shall include the time an action is pending, if the action is finally determined in Employee's favor.

     5. Confidential Information.   It is expressly acknowledged by the
Employee that customer lists, orders, current and closed out orders, prospect lists, documents containing the names or addresses of existing or potential customers, information regarding the Company's financial condition or business plans, the methods by which the Company serves its customers or conducts its operations, as well as other business procedures, are the property of the Company and constitute confidential information or trade secrets of the Company ("Confidential Information"). Employee agrees to maintain the confidentiality of the Confidential Information and further agrees that Employee will not, directly or indirectly, use or disclose Confidential Information to any natural or legal person, other than authorized employees or agents of the Company, during the Term or thereafter. All Confidential Information and all correspondence, reports, charts, products, records, designs, patents, plans, manuals, "field guides," memoranda, advertising materials, lists and other data or property collected by or delivered to Employee by or on behalf of Company, its representatives, customers and government entities (including, without limitation, customers obtained for Company by Employee), and all other materials compiled by Employee which pertain to the business of Company shall be and shall remain the property of Company, shall be subject at all times to its discretion and control and shall be delivered, together with any and all copies thereof, promptly to Company upon request at any time and without request upon completion or other termination of Employee's employment hereunder.

     6. Inventions.   Employee shall disclose promptly to Company any and all
conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, which are conceived or made by Employee solely or jointly with another during the period of employment or within three months thereafter and which are related to the business or activities of Company. Employee hereby assigns and agrees to assign all his interests therein to Company or its nominee. Whenever requested to do so by Company, Employee shall execute any and all applications, assignments or other instruments that Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect Company's interest therein. These obligations shall continue beyond the termination of employment with respect to inventions, improvements and valuable discoveries, whether patentable or not, conceived, made or acquired by Employee during the period of employment, and shall be binding upon Employee's heirs, assigns, executors, administrators and other legal representatives.

     7. Termination; Rights of Termination.   Employee's employment under this
Agreement may terminated during the term hereof in any one or more of the following ways:

     (a) Automatically upon the death or resignation of Employee, the parties agreeing that Employee may resign at any time without such resignation constituting a breach of this Agreement;

     (b) By Company upon written notice to Employee upon:

     (i) Employee's unsatisfactory performance of his duties or other obligations under this Agreement, as determined in good faith by the Company after having given Employee notice of the unsatisfactory performance, including without limitation, Employee's refusal or inability to competently perform his obligations under this Agreement, as determined in good faith by the Company, except where non-performance is caused by disability;

     (ii) Employee's inability to perform his duties under this Agreement because of illness or physical or mental disability or other incapacity which continues for a period of 90 days, either consecutive or cumulative during any one-year period;

     (iii) any type of harassment, violence or threat thereof, or other behavior toward other employees of the Company or toward third parties of a kind that may tend to result in liability being incurred by the Company toward such employee or third party;

     (iv) alcohol abuse, use of controlled substances during employment hours, or a positive test for use of controlled substances; or

     (v) gross negligence or willful misconduct with respect to the Company or any of its affiliates or subsidiaries, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of employment, or a conviction of a felony or a misdemeanor involving moral turpitude, or a finding of adjudication withheld, with imposition of a sentence, to either a felony or a misdemeanor involving moral turpitude, or the entering of a plea of guilty or nolo contendere to a felony.

     The written notice provided for herein shall state the reason for Employee's termination.

     (c) Upon termination of Employee's employment under this Paragraph 7 for any reason, Employee shall be entitled to receive Employee's salary accrued through the date of termination, plus any employee benefits which by their terms and provisions continue after such termination and plus one month's salary.

     (d) In the event of termination of Employee's employment under this Agreement for any reason provided in this paragraph 7, or if Employee resigns prior to the expiration of the term of this Agreement, all rights and obligations of Company and Employee under this Agreement shall cease immediately, except that Employee's obligations under this subparagraph and paragraphs 4, 5, and 6, and the Company's obligations under Paragraph 7(c) herein shall survive such termination. After such termination Employee shall have no right to receive any compensation hereunder, except as set forth in paragraph 7(c).

     8. Complete Agreement.   This Agreement is the final, complete and
exclusive statement and expression of the agreement between Company and employee, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind. This Agreement may be modified, altered or otherwise amended only by a written instrument executed by both Company and Employee.

     9. No Waiver; Remedies Cumulative.   No waiver by the parties hereto of
any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     10. Assignment; Binding Effect.   Employee understands that Employee has
been selected by Company on the basis of Employee's personal qualifications, experience and skills. Employee agrees, therefore, that he cannot assign all or any portion of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and Company's successors and assigns. It is further understood and agreed that Company may be merged or consolidated with another entity and that any such entity shall automatically succeed to the rights, powers and duties of Company hereunder.

     11. Notice.   All notices or other communications required or permitted
hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

         To Company:                        Chief Executive Officer
                                            1000 Crawford Place
                                            Mount Laurel, New Jersey 08054

         To Employee:                       Robert M. Kramer
                                            1150 First Avenue, Suite 900

                                            King of Prussia, Pennsylvania 19406

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three days after the deposit in the U. S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 11.

     12. Severability; Headings.   If any portion of this Agreement is held
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in nay way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

     13. Gender.   The use of the masculine pronoun in this Agreement has been used for convenience and shall apply to the Employee even where the Employee is a female.

     14. Governing Law.   This Agreement shall in all respects be construed in
accordance with the laws of the State of New Jersey.

     15. Insurance and Indemnification.

     (a) Subject to applicable law, for a period of six (6) years following completion of the Term, the Company will: (i) indemnify Employee and his heirs and representatives to the extent provided in the Company's Certificate of Incorporation in effect on the date of this Agreement and will not amend, reduce or limit rights of indemnity afforded to them or the ability of the Company to indemnify them, not hinder, delay or make more difficult the exercise of such rights of indemnity and (ii) maintain director and officer liability insurance coverage providing Employee with coverage (1) at least as favorable as the policies in effect immediately prior to the date hereof covering the Company's directors and officers or (2) as favorable as is available at a cost to the Company of up to 125% of the premiums currently being paid by the Company.

     (b) If any claim is (or claims are) made against Employee and his heirs and representatives, including legal counsel, arising from Employee's services as a director, officer and employee of the Company, within six (6) years from the expiration of the Term, the provisions of this Paragraph 15 respecting the Company's Certificate of Incorporation shall continue in effect until the final disposition of all such claims.

     (c) The Company agrees to provide written notice to Employee immediately upon learning of any claim or threatened claim against Employee by any third party relating to or arising out of the business of the Company or Employee's prior service as a director, officer, employee or controlling shareholder of the Company. The Company further agrees to provide to Employee any complaints and other relevant documentation related to such claims immediately upon receipt of such documentation.

     (d) Employee agrees that he will cooperate with and assist the Company, as is reasonably requested by the Company, in its defense of any action or proceeding against the Company, its directors, officers, employees or affiliates arising out of or in any way related to any transactions, events or other matters which occurred during the period of his employment with the Company, to the extent that such cooperation and assistance will not impair Employee's legal rights or remedies or increase the likelihood that Employee will incur any liabilities as a result thereof. This Agreement shall not preclude Employee from testifying in such action or proceeding. In the event that Employee does cooperate with and assist the Company in its defenses of such an action or proceeding, the Company agrees to reimburse Employee for all reasonable expenses incurred by Employee in providing such assistance.

     16. Arbitration.

     (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

     (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

     (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be take, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

     (d) The award pursuant to such arbitration will be final, binding and conclusive.

     (e) Counsel to Company and Employee in connection with the negotiation of and consummation of this Agreement shall be entitled to represent their respective party in any and all proceedings under this Paragraph or in any other proceeding (collectively, "Proceedings"). Company and Employee, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement on the year and day above written.

                                    MACE SECURITY INTERNATIONAL, INC.

                                    By:  /s/ Marvin P. Brown
                                    Its: Chairman of the Board

                                         /s/ Robert M. Kramer
                                         Robert M. Kramer

                             EMPLOYMENT CONTRACT

     This Employment Contract ("Agreement") is executed and delivered as of March 26, 1999, by and between Mace Security International, Inc., a Delaware corporation ("Company"), and Gregory M. Krzemien, an individual ("Employee").

                                   RECITALS

     The Company conducts diversified businesses, including, without limitation, personal security device marketing and anticipates entering into car wash services operations ("Business"). The Employee is an executive with extensive experience in corporate management. The Company desires to hire Employee as Chief Financial Officer and the Employee desires to accept the position offered.

     The Company has entered into a Stock Purchase Agreement with Louis D. Paolino, Jr., and others, pursuant to which Mr. Paolino will become Chairman and Chief Executive Officer of the Company ("Paolino Agreement").

     Employee will be employed by Company in a confidential relationship wherein Employee, in the course of employment with Company, will become familiar with and aware of information as to the specific manner of doing business and the customers of Company and its affiliates and the Company's future plans. The information Employee has and will have knowledge of are trade secrets and constitute valuable goodwill of Company. Employee recognizes that the business of Company is dependent upon a number of trade secrets and confidential business information, including customer lists and customer data. The protection of these trade secrets is of critical importance to Company. Company will sustain great loss and damage if, for whatever reason, during the term of this Agreement or Employee's employment with Company and for a period following the termination of this Agreement or Employee's employment, Employee should violate the provisions of paragraph 4 of this Agreement. Further, Employee acknowledges that any such violation would cause irreparable harm to Company and that Company would be entitled, without limitation, to injunctive relief to remedy such violation.

     NOW, THEREFORE, in consideration of the mutual promises, terms and conditions set forth herein and the performance of each, the parties hereby agree as follows:

     1. Services.

     (a) Company hereby employs Employee as its Chief Financial Officer, effective upon the closing under the Paolino Agreement ("Paolino Closing"), and the material duties of Employee may not be changed without the Employee's consent. In the event the Paolino Closing does not occur on or before August

25, 1999, then (i) this Agreement shall be terminated without action by any party hereto on that date and shall thereafter be void and be of no further force and effect, (ii) no party hereto shall have any further liability or obligation to any other party hereto, and (iii) any stock options granted pursuant to the terms hereof shall be cancelled as of that date without vesting.

     (b) Employee hereby accepts employment upon the terms and conditions contained in this Agreement. Employee shall faithfully adhere to, execute and fulfill all directions and policies established by the Company for its employees.

     (c) Until the Paolino Closing, Employee shall provide consulting services to the Company as and when requested on a reasonable basis. After the Paolino Closing, Employee's employment shall be for a full-time position, except for Employee's provision of consulting services to U.S. Plastic Lumber Corp. on a limited basis throughout the term of this Agreement, consent to which is hereby given. Employee shall not, during the remaining term of his employment hereunder after the Paolino Closing, without the prior written consent of Company, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage, if such activity interferes with Employee's duties and responsibilities under this Agreement. Employee may make personal investments in such form or manner as will neither require Employee's services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Paragraph 4.

     2. Compensation.

     (a) From the date of this Agreement until the Paolino Closing, Employee shall be paid a fee of Ten Dollars ($10.00) per month. For all services to be rendered by Employee to Company after the Paolino Closing, Company shall pay Employee a salary computed and earned ratably over twelve months at the rate of One Hundred Thousand Dollars ($100,000) per year, commencing on the date hereof, payable in accordance with Company's normal payroll procedures.

     (b) To the extent that Company, from time to time in its sole discretion, offers or provides any of the following to its employees, then after the Paolino Closing Employee, on an equal basis with such other employees, shall be entitled to: (i) participation in all, if any, life, health, medical, hospital, accident and disability insurance programs of Company in existence for the benefit of its employees and for which Employee qualifies; (ii) participation in all, if any, pension, retirement, profit sharing or stock purchase plans for which Employee qualifies; and (iii) participation in any other employee benefits which Company accords to its employees and for which Employee qualifies.

     (c) During the term of Employee's employment with Company, Employee shall be entitled to reimbursement for reasonable business expenses, including gasoline, incurred on behalf of Company. Reimbursement for business expenses will be provided to Employee on the same basis and under the same guidelines as are applicable to all of Company's employees. Employee shall be entitled to the Employee Benefits set forth in Schedule A attached.

     (d) The Employee shall be granted stock options ("Options") exercisable for 115,000 shares of the Company's common stock at a per-share exercise price equal to the lowest bid price of the stock on the NASDAQ National Market System on the date of this Agreement. The Options shall be granted under the Company's 1999 stock option plan, and shall be granted as qualified incentive stock options to the maximum extent possible. The Company agrees to obtain shareholder approval of the 1999 Stock Option Plan within one year of the date of grant. The Options shall vest over the four-year term of this Agreement, one-eighth of the Options vesting on each six-month anniversary date of this Agreement. Notwithstanding the prior sentence, the Options shall all vest immediately upon a "Change of Control" which for purposes of this Agreement shall de deemed to have occurred upon the occurrence of any of the events set forth in items (i) through and including (iv) below:

     (i) the acquisition in one or more transactions by any "Person" (as the term "Person" is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (as the term beneficial ownership is used for purposes of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"). For purposes of this Paragraph 2(d), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding).

     (ii) the approval by the shareholders of the Company of: (A) a merger, reorganization or consolidation involving the Company, if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, reorganization or consolidation, or (B) a complete liquidation or dissolution of the company, or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

     (iii) the acceptance by shareholders of the Company of shares in a share exchange, if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the Voting Securities outstanding immediately before such share exchange.

     (iv) Louis D. Paolino, Jr., no longer serving as Chief Executive Officer or Chairman of the Company's Board of Directors.

     3. Term.   The period of Employee's employment with the Company shall commence on the date of this Agreement and shall continue for four years thereafter, unless sooner terminated in accordance with the provisions of this Agreement ("Term"). After expiration of the Term, Employee's employment shall continue thereafter on an at-will month-to-month basis, until terminated by either party to the Agreement.

     4. Noncompetition Covenants.

     (a) Employee agrees that the noncompetition covenants contained in this Paragraph 4 are a material and substantial part of this Agreement.

     (b) Employee covenants that during Employee's employment with Company and for three months following the termination of Employee's employment (regardless of the reason for the termination) the Employee shall not, directly or indirectly, without the prior express written consent of Company, do any of the things set forth in item (i) through (v) below:

     (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, agent, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor or sales representative, in the personal security device industry or in the car wash services industry within the United States ("the Territory");

     (ii) call upon any person who is, at the time of the contact, an employee of Company or its affiliates, if the purpose and intent of the contact is to entice such employee away from or out of the employ of Company or its affiliates;

     (iii) call upon any person or entity which is, at the time of the contact, a customer of the Company or its affiliates for the purpose of soliciting or selling any of the items or services which are the items or services offered by the Company or its affiliates;

     (iv) disclose the identity of the customers of Company or its affiliates, whether in existence or proposed, to any person, firm, partnership, corporation or other entity whatsoever, for any reason or purpose whatsoever;

     (v) promote, or assist, financially or otherwise, any person, firm, partnership, corporation or other entity whatsoever to do any of the above;

     For the purposes of this Agreement, the term "affiliates" shall mean one or more of: (A) each subsidiary of Company, and (B) each other entity under the direct or indirect control of the Company.

     (c) The Company will sustain significant losses and damages, if Employee breaches the covenants in this Paragraph 4. There is no adequate monetary remedy for the immediate and irreparable damage that would be caused to Company by Employee's breach of its non-competition covenants. Employee agrees that, in the event of a breach by him of the foregoing covenants, such covenants may be enforced by Company by, without limitation, injunctions and restraining orders.

     (d) It is agreed by the parties that the covenants in this Paragraph 4 impose a reasonable restraint on Employee in light of the activities and business of Company on the date of the execution of this Agreement and the future plans of Company.

     (e) The covenants in this Paragraph 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     (f) The covenants in this Paragraph 4 shall be construed as independent of any other provision of this Agreement and the existence of any claim or cause of action of Employee against Company whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by Company of such covenants. It is specifically agreed that the duration of the noncompetition covenants stated above shall be computed by excluding from such computation all time during which Employee is in violation of any provision of this Paragraph 4 and all time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action Company seeks to enforce the agreements and covenants of Employee or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement. Provided that, no such exclusion shall include the period of time within which Employee has ceased violating this paragraph, whether or not as a result of being in compliance with Court injunction or doing so voluntarily, and whether or not any action is pending against Employee, and provided that no such exclusion shall include the time an action is pending, if the action is finally determined in Employee's favor.

     5. Confidential Information.   It is expressly acknowledged by the
Employee that customer lists, orders, current and closed out orders, prospect lists, documents containing the names or addresses of existing or potential customers, information regarding the Company's financial condition or business plans, the methods by which the Company serves its customers or conducts its operations, as well as other business procedures, are the property of the Company and constitute confidential information or trade secrets of the Company ("Confidential Information"). Employee agrees to maintain the confidentiality of the Confidential Information and further agrees that Employee will not, directly or indirectly, use or disclose Confidential Information to any natural or legal person, other than authorized employees or agents of the Company, during the Term or thereafter. All Confidential Information and all correspondence, reports, charts, products, records, designs, patents, plans, manuals, "field guides," memoranda, advertising materials, lists and other data or property collected by or delivered to Employee by or on behalf of Company, its representatives, customers and government entities (including, without limitation, customers obtained for Company by Employee), and all other materials compiled by Employee which pertain to the business of Company shall be and shall remain the property of Company, shall be subject at all times to its discretion and control and shall be delivered, together with any and all copies thereof, promptly to Company upon request at any time and without request upon completion or other termination of Employee's employment hereunder.

     6. Inventions.   Employee shall disclose promptly to Company any and all
conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, which are conceived or made by Employee solely or jointly with another during the period of employment or within three months thereafter and which are related to the business or activities of Company. Employee hereby assigns and agrees to assign all his interests therein to Company or its nominee. Whenever requested to do so by Company, Employee shall execute any and all applications, assignments or other instruments that Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect Company's interest therein. These obligations shall continue beyond the termination of employment with respect to inventions, improvements and valuable discoveries, whether patentable or not, conceived, made or acquired by Employee during the period of employment, and shall be binding upon Employee's heirs, assigns, executors, administrators and other legal representatives.

     7. Termination; Rights of Termination.   Employee's employment under this
Agreement may terminated during the term hereof in any one or more of the following ways:

     (a) Automatically upon the death or resignation of Employee, the parties agreeing that Employee may resign at any time without such resignation constituting a breach of this Agreement;

     (b) By Company upon written notice to Employee upon:

     (i) Employee's unsatisfactory performance of his duties or other obligations under this Agreement, as determined in good faith by the Company after having given Employee notice of the unsatisfactory performance, including without limitation, Employee's refusal or inability to competently perform his obligations under this Agreement, as determined in good faith by the Company, except where non-performance is caused by disability;

     (ii) Employee's inability to perform his duties under this Agreement because of illness or physical or mental disability or other incapacity which continues for a period of 90 days, either consecutive or cumulative during any one-year period;

     (iii) any type of harassment, violence or threat thereof, or other behavior toward other employees of the Company or toward third parties of a kind that may tend to result in liability being incurred by the Company toward such employee or third party;

     (iv) alcohol abuse, use of controlled substances during employment hours, or a positive test for use of controlled substances; or

     (v) gross negligence or willful misconduct with respect to the Company or any of its affiliates or subsidiaries, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of employment, or a conviction of a felony or a misdemeanor involving moral turpitude, or a finding of adjudication withheld, with imposition of a sentence, to either a felony or a misdemeanor involving moral turpitude, or the entering of a plea of guilty or nolo contendere to a felony.

     The written notice provided for herein shall state the reason for Employee's termination.

     (c) Upon termination of Employee's employment under this Paragraph 7 for any reason, Employee shall be entitled to receive Employee's salary accrued through the date of termination, plus any employee benefits which by their terms and provisions continue after such termination and plus one month's salary.

     (d) In the event of termination of Employee's employment under this Agreement for any reason provided in this paragraph 7, or if Employee resigns prior to the expiration of the term of this Agreement, all rights and obligations of Company and Employee under this Agreement shall cease immediately, except that Employee's obligations under this subparagraph and paragraphs 4, 5, and 6, and the Company's obligations under Paragraph 7(c) herein shall survive such termination. After such termination Employee shall have no right to receive any compensation hereunder, except as set forth in paragraph 7(c).

     8. Complete Agreement.   This Agreement is the final, complete and
exclusive statement and expression of the agreement between Company and employee, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind. This Agreement may be modified, altered or otherwise amended only by a written instrument executed by both Company and Employee.

     9. No Waiver; Remedies Cumulative.   No waiver by the parties hereto of
any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     10. Assignment; Binding Effect.   Employee understands that Employee has
been selected by Company on the basis of Employee's personal qualifications, experience and skills. Employee agrees, therefore, that he cannot assign all or any portion of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and Company's successors and assigns. It is further understood and agreed that Company may be merged or consolidated with another entity and that any such entity shall automatically succeed to the rights, powers and duties of Company hereunder.

     11. Notice.   All notices or other communications required or permitted
hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

         To Company:                        Chief Executive Officer
                                            1000 Crawford Place
                                            Mount Laurel, New Jersey 08054

         To Employee:                       Gregory M. Krzemien
                                            1743 Central Park

                                            Orefield, Pennsylvania 18069

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three days after the deposit in the U. S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 11.

     12. Severability; Headings.   If any portion of this Agreement is held
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in nay way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

     13. Gender.   The use of the masculine pronoun in this Agreement has been used for convenience and shall apply to the Employee even where the Employee is a female.

     14. Governing Law.   This Agreement shall in all respects be construed in
accordance with the laws of the State of New Jersey.

     15. Insurance and Indemnification.

     (a) Subject to applicable law, for a period of six (6) years following completion of the Term, the Company will: (i) indemnify Employee and his heirs and representatives to the extent provided in the Company's Certificate of Incorporation in effect on the date of this Agreement and will not amend, reduce or limit rights of indemnity afforded to them or the ability of the Company to indemnify them, not hinder, delay or make more difficult the exercise of such rights of indemnity and (ii) maintain director and officer liability insurance coverage providing Employee with coverage (1) at least as favorable as the policies in effect immediately prior to the date hereof covering the Company's directors and officers or (2) as favorable as is available at a cost to the Company of up to 125% of the premiums currently being paid by the Company.

     (b) If any claim is (or claims are) made against Employee and his heirs and representatives, including legal counsel, arising from Employee's services as a director, officer and employee of the Company, within six (6) years from the expiration of the Term, the provisions of this Paragraph 15 respecting the Company's Certificate of Incorporation shall continue in effect until the final disposition of all such claims.

     (c) The Company agrees to provide written notice to Employee immediately upon learning of any claim or threatened claim against Employee by any third party relating to or arising out of the business of the Company or Employee's prior service as a director, officer, employee or controlling shareholder of the Company. The Company further agrees to provide to Employee any complaints and other relevant documentation related to such claims immediately upon receipt of such documentation.

     (d) Employee agrees that he will cooperate with and assist the Company, as is reasonably requested by the Company, in its defense of any action or proceeding against the Company, its directors, officers, employees or affiliates arising out of or in any way related to any transactions, events or other matters which occurred during the period of his employment with the Company, to the extent that such cooperation and assistance will not impair Employee's legal rights or remedies or increase the likelihood that Employee will incur any liabilities as a result thereof. This Agreement shall not preclude Employee from testifying in such action or proceeding. In the event that Employee does cooperate with and assist the Company in its defenses of such an action or proceeding, the Company agrees to reimburse Employee for all reasonable expenses incurred by Employee in providing such assistance.

     16. Arbitration.

     (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

     (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

     (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be take, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

     (d) The award pursuant to such arbitration will be final, binding and conclusive.

     (e) Counsel to Company and Employee in connection with the negotiation of and consummation of this Agreement shall be entitled to represent their respective party in any and all proceedings under this Paragraph or in any other proceeding (collectively, "Proceedings"). Company and Employee, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement on the year and day above written.

                                    MACE SECURITY INTERNATIONAL, INC.

                                    By:  /s/ Marvin P. Brown
                                    Its: Chairman of the Board

                                         /s/ Gregory M. Krzemien
                                         Gregory M. Krzemien

                               AMENDMENT NO. 1
                                      TO
                               MERGER AGREEMENT

     This AMENDMENT NO. 1 dated April 13, 1999 amends that certain MERGER AGREEMENT (the "Merger Agreement") made as of March 26, 1999, by and between Louis D. Paolino, Jr. and Red Mountain Holding, Ltd. ("Shareholders") on the one hand, and Mace Security International, Inc. ("Purchaser") on the other hand. All capitalized terms set forth herein and not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

     For good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. The Merger Agreement must be amended to reflect the increase to the number of shares of Seller's Common Stock to be sold pursuant to the Stock Purchase Agreement from 3,675,000 shares to 3,735,000 shares.

     In that regard, Section 7.7 of the Merger Agreement is hereby amended by replacing all references to "3,675,000 shares" with "3,735,000 shares"

     and all other provisions, if any, of the Merger Agreement that reference "3,675,000 shares" shall also be so amended.

     2. All other terms of the Merger Agreement shall remain in full force and effect.

     3. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     4. This Amendment has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof. In any litigation in connection with or arising out or related to this Agreement, any of the documents referred to herein or transactions contemplated hereby, the Seller irrevocably consents to and confer personal jurisdiction on the courts of the State of New York or the United States located within the City of Albany and expressly waive any objections as to venue in any such courts.

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Amendment No. 1 to Merger Agreement as of the day and year first above written.

     IN WITNESS WHEREOF, the parties have executed this Agreement on this 13 day of April, 1999.

SHAREHOLDERS                                PURCHASER

By: /s/ Louis D. Paolino, Jr.               MACE SECURITY INTERNATIONAL, INC.
    Louis D. Paolino, Jr.

                                            By: /s/ Jon E. Goodrich

Red Mountain Holding, Ltd.                      Jon E. Goodrich
                                                Chief Executive Officer
By: /s/ David Ehrlich
    David Ehrlich, director

                               AMENDMENT NO. 1
                                      TO
                           STOCK PURCHASE AGREEMENT

     This AMENDMENT NO. 1 dated April 13, 1999 amends that certain STOCK PURCHASE AGREEMENT, dated as of March 26, 1999 (the "Stock Purchase Agreement"), between Louis Paolino, Jr. an individual and the persons designated by Louis Paolino, if any (collectively referred to as the "Purchasers" or each , singularly as a "Purchaser") and Mace Security International, Inc., a Delaware corporation with offices at 160 Benmont Avenue, Bennington, Vermont 05201 (the "Seller").

     For good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. The Stock Purchase Agreement shall be amended to increase the number of shares of Seller's Common Stock to be purchased thereunder from 3,675,000 to 3,735,000.

     In that regard, the Stock Purchase Agreement is hereby amended by replacing all references to "3,675,000 shares" with "3,735,000 shares".

     2. The Stock Purchase Agreement is hereby further amended to amend the Purchase Price as stated in Section2.1(b)from Five Million Fifty Three Thousand One Hundred Twenty Five and 00/100 Dollars ($5,053,125.00) to Five Million One Hundred Thirty Five Thousand Six Hundred Twenty Five and 00/100 ($5,135,625).

     3. All other terms of the Stock Purchase Agreement shall remain in full force and effect.

     4. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     5. This Amendment has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof. In any litigation in connection with or arising out or related to this Agreement, any of the documents referred to herein or transactions contemplated hereby, the Seller irrevocably consents to and confer personal jurisdiction on the courts of the State of New York or the United States located within the City of Albany and expressly waive any objections as to venue in any such courts.

     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Amendment No. 1to Stock Purchase Agreement as of the day and year first above written.

                                     PURCHASER:

                                     /s/ Louis Paolino
                                     Louis Paolino

                                     SELLER:

                                     Mace Security International, Inc.

                                     By: /s/ Jon E. Goodrich
                                         Name:  Jon E. Goodrich
                                         Title: President and CEO